Filed Pursuant to Rule 424(b)(5)
Registration No. 333-233668
CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
3.7500% Senior Notes due 2031	$350,000,000	100.000%	$350,000,000	$38,185
Guarantees of 3.7500% Senior Notes due 2031(2)	—	—	—	—

(1)
Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)
Pursuant to Rule 457(n), no separate registration fee is payable in respect of the registration of the guarnatees.

PROSPECTUS SUPPLEMENT
(To Prospectus dated September 9, 2019)
$350,000,000
HILLENBRAND, INC.
    3.7500% Senior Notes due 2031
This is an offering by Hillenbrand, Inc., an Indiana corporation (“Hillenbrand”), of an aggregate of $350,000,000 of 3.7500% Senior Notes due 2031 (the “Notes”).
We intend to use the net proceeds of this offering for general corporate purposes, including debt repayment, such as the partial repayment of borrowings under our Term Loan Facility (as defined below) and the replenishment of available cash after such debt repayment. See “Use of Proceeds.”
We will pay interest on the Notes on March 1 and September 1 of each year beginning on September 1, 2021. The Notes will mature on March 1, 2031. Upon the occurrence of a Change of Control Triggering Event (as defined in this prospectus supplement), we will be required to make an offer to purchase the Notes for cash at a price equal to 101% of their principal amount, together with accrued and unpaid interest to, but not including, the date of repurchase.
We have the option to redeem all or a portion of the Notes at any time and from time to time for cash at the applicable redemption prices described under “Description of Notes — Optional redemption” in this prospectus supplement. We may redeem up to 40% of the total amount of the Notes using the proceeds of certain equity offerings prior to March 1, 2024. In addition, at any time, and from time to time, prior to March 1, 2026, we may redeem some or all of the Notes at a price equal to 100% of the principal amount plus accrued and unpaid interest, if any, to, but not including, the date of redemption, plus a “make-whole” premium, as described under “Description of Notes — Optional redemption.”
The Notes will be our general unsecured senior obligations and will be equal in right of payment with all of our other existing and future unsecured and unsubordinated debt, including, following the application of the net proceeds from this offering, our term loan facility in an original aggregate principal amount of $500 million (the “Term Loan Facility”), our revolving credit facility in an aggregate principal amount of $900 million (the “Revolver”), our $100 million aggregate principal amount of 4.600% senior notes due 2024 (the “2024 Notes”) issued pursuant to the Private Shelf Agreement, dated as of December 6, 2012 (as amended from time to time, the “Shelf Agreement”), among Hillenbrand, PGIM, Inc. (f/k/a Prudential Investment Management, Inc.), and each Prudential Affiliate (as defined therein) that became a purchaser thereunder, our $375 million aggregate principal amount of 4.500% senior notes due 2026 (the “2026 Notes”), and our $400 million aggregate principal amount of 5.7500% senior notes due 2025 (the “2025 Notes”, and together with the 2024 Notes and the 2026 Notes, the “Existing Notes”). Each of our subsidiaries that guarantees the obligations under the Credit Agreement (as defined below) will guarantee the Notes. None of our foreign subsidiaries will guarantee the Notes. The Notes and the subsidiary guarantees will be effectively subordinated to all secured indebtedness of Hillenbrand and the subsidiary guarantors to the extent of the value of the assets securing such indebtedness and will be structurally subordinated to all indebtedness and other liabilities, including trade accounts payable, of Hillenbrand’s subsidiaries that are not subsidiary guarantors of the Notes.
The Notes are a new issue of securities with no established trading market. We do not intend to list the Notes on any securities exchange or arrange for the quotation of the Notes in any automated dealer quotation system.
Investing in the Notes involves certain risks. See “Risk Factors” beginning on page S-16 of this prospectus supplement and Part I, Item 1A, “Risk Factors” beginning on page 16 of our Annual Report on Form 10-K for the fiscal year ended September 30, 2020, filed with the SEC on November 12, 2020 and in our subsequent quarterly report on Form 10-Q for the three-month period ended December 31, 2020, filed with the SEC on February 3, 2021, which are each incorporated by reference herein, as well as the other information included and incorporated by reference herein, to read about factors you should consider before deciding to invest in the Notes.
Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.
	Per Note	Total
Public Offering Price(1)	100.000%	$350,000,000
Underwriting Discount(2)	1.000%	$3,500,000
Proceeds, before expenses, to Hillenbrand	99.000%	$346,500,000

(1)
Plus accrued interest, if any, from March 3, 2021, if settlement occurs after that date.

(2)
We refer you to “Underwriting” of this prospectus supplement for additional information regarding underwriting compensation.

HSBC Securities (USA) Inc., J.P. Morgan Securities LLC and Commerz Markets LLC, on behalf of the underwriters, expect to deliver the Notes on or about March 3, 2021. Delivery of the Notes will be made in book-entry form only through the facilities of The Depository Trust Company and its direct and indirect participants, including Euroclear Bank SA/NV, as operator of the Euroclear System, and Clearstream Banking SA, against payment therefor in immediately available funds.
Joint Book-Running Managers:
HSBC	J.P. Morgan	COMMERZBANK
Co-Managers:
BMO Capital Markets	Citizens Capital Markets	Wells Fargo Securities
PNC Capital Markets LLC
SMBC Nikko			US Bancorp
Fifth Third Securities			Truist Securities
Barrington Research	CJS Securities	D.A. Davidson & Co.	DZ Financial Markets LLC	Santander	SEB	Sidoti & Company, LLC
The date of this prospectus supplement is February 24, 2021.

Prospectus Supplement
Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
In this prospectus supplement and the accompanying prospectus, unless otherwise indicated or the context otherwise requires, references to “Hillenbrand, Inc.” or “Hillenbrand” refer only to Hillenbrand, Inc. and not to any of its subsidiaries, and references to the “Company,” “we,” “us,” “our” and similar terms refer to Hillenbrand, Inc. and its consolidated subsidiaries.
This prospectus supplement and the accompanying prospectus are each part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”), as a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act of 1933, as amended (“the Securities Act”). Under the shelf registration process, we may from time to time offer and sell to the public any or all of the debt and other securities described in the registration statement in one or more offerings. This document is in two parts. The first part, which is this prospectus supplement, describes the specific terms of the Notes we are offering and other matters relating to us. The second part, which is the accompanying prospectus, gives more general information about debt and other securities we may offer from time to time, some of which may not apply to the Notes offered by this prospectus supplement. Generally, when we refer to the “prospectus supplement,” we are referring to both parts combined. This prospectus supplement and the accompanying prospectus include important information about us, the Notes and other information that you should know before investing in the Notes. This prospectus supplement may add to, update or change the information in the accompanying prospectus. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference therein, on the other hand, you should rely on the information contained in this prospectus supplement. You will find additional information about us in the registration statement. Any statements made in this prospectus supplement or the accompanying prospectus concerning the provisions of legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the U.S. Securities and Exchange Commission (the “SEC”) for a more complete understanding of the document or matter.
You should not assume that the information contained in this prospectus supplement and the accompanying prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus supplement and the accompanying prospectus is delivered or the Notes offered hereby are sold on a later date. Information that we file with the SEC subsequent to the date on the cover of this prospectus supplement, and prior to the completion of the offering of the Notes, will automatically update and supersede the information contained in this prospectus supplement and the accompanying prospectus. Before investing in the Notes, you should carefully read both this prospectus supplement and the accompanying prospectus, together with the additional information described under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”
You should rely only on the information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus and in any term sheet we authorize that supplements this prospectus supplement. We have not, and the underwriters have not, authorized any other person to provide you with different information or make any representations other than those contained or incorporated by reference into this prospectus supplement. If anyone other than us provides you with different or inconsistent information, you should not rely on it. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the underwriters are not, making an offer to sell the Notes in any jurisdiction where the offer or sale is not permitted.
The distribution of this prospectus supplement and the accompanying prospectus and the offering of the Notes in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus supplement and the accompanying prospectus come should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and its rules and regulations. The Exchange Act requires us to file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC. These materials may be obtained electronically by accessing the SEC’s website at http://www.sec.gov.
We make available, free of charge on our website, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy statements and amendments to these reports filed or furnished pursuant to Section 13(a), 14 or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file these documents with, or furnish them to, the SEC. These documents are posted on our website at www.hillenbrand.com. The information contained on our website (other than the SEC filings expressly referred to below) is not incorporated by reference herein and does not form a part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to incorporate into this prospectus supplement information we file with the SEC in other documents. The information incorporated by reference is considered to be part of this prospectus supplement, and information we later file with the SEC will automatically update and supersede this information. This prospectus supplement incorporates by reference the documents listed below that Hillenbrand has previously filed with the SEC.
•
Annual Report on Form 10-K for the fiscal year ended September 30, 2020, filed with the SEC on November 12, 2020;

•
Quarterly Report on Form 10-Q for the three-month period ended December 31, 2020, filed with the SEC on February 3, 2021;

•
Portions of the Definitive Proxy Statement on Schedule 14A, filed with the SEC on December 29, 2020 that are incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended September 30, 2020, filed with the SEC on November 12, 2020; and

•
Current Reports on Form 8-K filed with the SEC on November 21, 2019 (other than Item 2.01 and Item 7.01) and February 11, 2021.

Whenever after the date of this prospectus supplement, and before the termination of the offering of the securities made under this prospectus supplement, Hillenbrand files reports or documents under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, those reports and documents will be deemed to be incorporated by reference into this prospectus supplement from the time they are filed, unless specifically stated otherwise. We do not incorporate by reference any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K in any future filings, unless specifically stated otherwise.
We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference into this prospectus supplement, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Requests may be made by telephone or by sending a written request to:
Hillenbrand, Inc.
One Batesville Boulevard
Batesville, Indiana 47006
Attention: Secretary
Telephone: (812) 934-7500

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS
This prospectus supplement contains statements, including statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, among other things, statements relating to future sales, earnings, cash flow, results of operations, uses of cash, financings, share repurchases and other measures of financial performance or potential future plans or events, strategies, objectives, expectations, beliefs, prospects, assumptions, projected costs or savings, leverage targets or transactions of Hillenbrand and other statements that are not strictly historical in nature. In some cases, forward-looking statements can be identified by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “pursue,” “anticipate,” “believe,” “estimate,” “forecast,” “project,” “progress,” “potential,” “promise,” “encourage,” “improve,” “continue,” “become,” “goal,” “impact,” “target” and similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are not guarantees of future performance or events, and actual results or events could differ materially from those set forth in any forward-looking statement due to any number of factors. These factors include, but are not limited to:
•
the impact of contagious diseases such as the COVID-19 pandemic and the societal, governmental, and individual responses thereto, including supply chain disruption, loss of contracts and/or customers, erosion of some customers’ credit quality, downgrades of our credit quality, closure or temporary interruption of our or our suppliers’ manufacturing facilities, travel, shipping and logistical disruptions, loss of human capital or personnel, and general economic calamities;

•
risks that the integration of Milacron Holdings Corp. (“Milacron”) or any other integration, acquisition, or disposition activity disrupts current operations or poses potential difficulties in employee retention or otherwise affects financial or operating results;

•
the ability to recognize the benefits of the acquisition of Milacron or any other acquisition or disposition, including potential synergies and cost savings or the failure of Hillenbrand or any acquired company to achieve its plans and objectives generally;

•
impairment charges to goodwill and other identifiable intangible assets;

•
the risk of business disruptions associated with information technology, cyber-attacks, or catastrophic losses affecting infrastructure;

•
competition in the industries in which we operate, including on price or from nontraditional sources in the death care industry;

•
impacts of decreases in demand or changes in technological advances, laws, or regulation on the revenues that we derive from the plastics industry;

•
our reliance upon employees, agents, and business partners to comply with laws in many countries and jurisdictions;

•
the impact of the significant amount of our indebtedness and our ability to meet our de-leveraging goals;

•
our ability to comply with financial or other covenants in our debt agreements;

•
global market and economic conditions, including those related to the financial markets;

•
our level of international sales and operations;

•
cyclical demand for industrial capital goods;

•
continued fluctuations in mortality rates and increased cremations;

•
the dependence of our business units on relationships with several large customers and providers;

•
the impact to our effective tax rate of changes in the mix of earnings or tax laws and certain other tax-related matters;

•
involvement in claims, lawsuits and governmental proceedings related to operations; uncertainty in the United States political environment or global trade policy;

•
adverse foreign currency fluctuations;

•
increased costs or unavailability of raw materials or certain outsourced services;

•
labor disruptions;

•
increasing competition for highly skilled and talented workers;

•
the effect of certain provisions of our governing documents and Indiana law that could decrease the trading price of our common stock; and

•
other risk factors as detailed from time to time in Hillenbrand’s reports filed with the SEC, including Hillenbrand’s annual report on Form 10-K, quarterly reports on Form 10-Q, periodic current reports on Form 8-K and other documents filed with the SEC, including the risks and uncertainties set forth in or incorporated by reference into this prospectus supplement in the section entitled “Risk Factors.” A prolonged impact of the COVID-19 pandemic could also have the effect of heightening a number of these risk factors.

Any forward-looking statement speaks only as of the date on which it is made, and Hillenbrand assumes no obligation to update or revise such statement, whether as a result of new information, future events or otherwise, except as required by applicable law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

SUMMARY
This summary highlights material information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein but does not contain all of the information you need to consider in making your decision to invest in any of the Notes. This summary is qualified in its entirety by the more detailed information and consolidated financial statements and notes thereto included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. You should read carefully this entire prospectus supplement and the accompanying prospectus and should consider, among other things, the matters set forth in the section entitled “Risk Factors” below and in our Annual Report on Form 10-K for the fiscal year ended September 30, 2020, filed with the SEC on November 12, 2020 and in our subsequent quarterly report on Form 10-Q for the three-month period ended December 31, 2020, filed with the SEC on February 3, 2021, which are each incorporated by reference herein, before deciding to invest in any of the Notes.
The Company
We are a global diversified industrial company with multiple leading brands that serve a wide variety of industries around the world. Our portfolio is composed of three reportable business segments: Advanced Process Solutions, Molding Technology Solutions, and Batesville®. During the fourth quarter of fiscal 2020, the Company changed the name of the Milacron segment to Molding Technology Solutions and the name of the Process Equipment Group segment to Advanced Process Solutions in order to better reflect the nature of business activities, end-market exposure and future opportunities in these segments We have more than 40 locations worldwide, including headquarters, significant manufacturing and sales and technical locations, with manufacturing facilities in 11 countries. At December 31, 2020, we had approximately 11,000 employees worldwide. Hillenbrand was incorporated on November 1, 2007, in the state of Indiana and began trading on the New York Stock Exchange under the symbol “HI” on April 1, 2008. Although Hillenbrand has been a publicly traded company since 2008, the businesses owned by Hillenbrand have been in operation for many decades.
We strive to provide superior return for our shareholders, exceptional value for our customers, great professional opportunities for our employees, and to be responsible to our communities through deployment of the Hillenbrand Operating Model (the “HOM”). The HOM is a consistent and repeatable framework designed to produce sustainable and predictable results. The HOM describes our mission, vision, values and mindset as leaders; applies our management practices in Strategy Management, Segmentation, Lean, Talent Development, and Acquisitions; and prescribes three steps (Understand, Focus, and Grow) designed to make our businesses both bigger and better. Our goal is to continue developing Hillenbrand as a world-class global diversified industrial company through the deployment of the HOM.
Advanced Process Solutions
Advanced Process Solutions is a leading global provider of compounding, extrusion, and material handling; screening and separating; and size reduction products and services for a wide variety of manufacturing and other industrial processes. Its highly engineered capital equipment and systems offerings require aftermarket service and/or parts replacement, providing an opportunity for ongoing revenue at attractive margins. Replacement parts and services represent approximately 33% of Advanced Process Solutions’ total net revenue for the fiscal year ended September 30, 2020.
We expect that future net revenue associated with Advanced Process Solutions will be influenced by order backlog because of the lead time involved in fulfilling engineered-to-order equipment for customers. As of December 31, 2020, we had an order backlog of $1,070.6 million, which is a record backlog for us (up 19% over December 31, 2019 and up 8% sequentially over the quarter ended September 30, 2020).
Advanced Process Solutions has customers in a wide range of industries, including plastics, food and pharmaceuticals, chemicals, fertilizers, minerals and mining, energy, wastewater treatment, and forest products. These customers range from large, Fortune 500 global companies to regional and local businesses. No one Advanced Process Solutions customer accounted for more than 10% of our consolidated net revenue during the fiscal year ended September 30, 2020.

Advanced Process Solutions’ net revenue is diversified by end markets, and further penetration of these end markets is an important element of its strategy. Geographically, approximately 33% of Advanced Process Solutions’ net revenue for the fiscal year ended September 30, 2020 came from the Americas, 40% from Asia, and 27% from EMEA (Europe, the Middle East, and Africa).
We believe that long-term growth for this segment is driven by megatrends such as a rapidly growing middle class in China and India and a growing global population, resulting in rising demand for products sold in many of the end markets Advanced Process Solutions serves, including durable plastic goods. These trends include increased use of lightweight plastics in the automotive industry to improve fuel efficiency; more effective packaging in emerging markets to improve food shelf life, freshness, and safety; a variety of applications in the medical space designed to improve safety, drug and therapy delivery, and durability; and more engineered plastics in construction that are more durable, lightweight and require little maintenance.
Molding Technology Solutions
Molding Technology Solutions is a global leader in highly engineered and customized systems in plastic technology and processing. The product lines within Molding Technology Solutions have strong brand recognition and an established global footprint, and we believe, are well-positioned to benefit from continued robust industry growth in both developed and emerging markets. Molding Technology Solutions’ breadth of products, long history, and global reach have resulted in a large installed base of plastic processing equipment and hot runner systems.
Molding Technology Solutions has a product portfolio that includes injection molding and extrusion equipment and hot runner systems. Molding Technology Solutions maintains leadership positions across these product lines, as well as leading positions in process control systems, mold bases and components, and maintenance, repair and operating supplies. The Molding Technology Solutions product lines are supported by aftermarket parts and services, which represented approximately 27% of Molding Technology Solutions’ total net revenue during the fiscal year ended September 30, 2020.
Molding Technology Solutions’ breadth of products, long history, and global reach have resulted in a large installed base of plastic processing machines and hot runner systems. We believe it is well-positioned to capture aftermarket opportunities with this installed base, generating approximately 29% of its net revenue from aftermarket for the fiscal year ended September 30, 2020. As of December 31, 2020, Molding Technology Solutions had an order backlog of $292.0 million, which was up 99% versus December 31, 2019, and this amount represented a 20% sequential increase over the quarter ended September 30, 2020.
Molding Technology Solutions has customers in a wide range of industries, including automotive, consumer goods, packaging, construction and electronics. These customers range from large Fortune 500 global companies to regional and local businesses, including original equipment manufacturers, molders and mold-makers. Molding Technology Solutions has long-standing relationships with its largest customers, having served many of them for over 30 years. No one Molding Technology Solutions customer accounted for more than 10% of our consolidated net revenue during the fiscal year ended September 30, 2020.
Molding Technology Solutions’ net revenue is further diversified by end markets, and continued expansion into these end markets is an important element of its strategy. Geographically, approximately 55% of Molding Technology Solutions’ net revenue in the fiscal year ended September 30, 2020 came from the Americas, 27% from Asia, and 18% from EMEA (Europe, the Middle East, and Africa).
Batesville
Batesville® is a recognized leader in the death care industry in North America, where it has been designing, manufacturing, distributing, and selling funeral service products and solutions to licensed funeral directors operating licensed funeral homes for more than 100 years. As the needs of funeral professionals and consumers have evolved, Batesville has expanded its offerings with innovative products, value-added services, and digital tools to help funeral directors assist families in creating meaningful services. Today, Batesville provides solutions under three primary platforms: (1) Burial Solutions, which includes burial caskets and accounts for the majority of Batesville’s net revenue, (2) Cremation Options®, and (3) Technology Solutions.

Demand for Batesville products and services is partially impacted by a few key external factors: U.S. and Canadian population demographics, the number of deaths annually, and the rate at which consumers select cremation. The combination of these primary factors has negatively impacted the burial volume trend in recent years, although periodic fluctuations can impact demand and net revenue in a given quarter and year. We anticipate the negative trend in burial demand will continue in the foreseeable future as the higher number of deaths among the aging post-World War II baby boomer generation is more than offset by the continued shift toward cremation. As a percentage of total deaths, the estimated cremation rate for the fiscal year ended September 30, 2020 was approximately 55% in the U.S. and 73% in Canada (Source: Cremation Association of North America).
We believe Batesville has attractive fundamentals including historically predictable strong cash flow and attractive margins, historically high return on invested capital, and substantial brand value and recognition, combined with quality service, a nationwide distribution network, and a strong customer base.
Corporate Information
We are an Indiana corporation and the address of our principal executive offices is One Batesville Boulevard, Batesville, Indiana 47006. Our telephone number is (812) 934-7500, and our website is www.hillenbrand.com. Any references in this prospectus supplement to our website are inactive textual references only, and the information contained on or that can be accessed through our website (except for the SEC filings expressly incorporated by reference herein) is not incorporated in, and is not a part of, this prospectus supplement, and any such information should not be relied upon in connection with any investment decision to purchase any securities.
Recent Developments
COVID-19 Update
The COVID-19 pandemic is impacting us very differently by business, geography and function. The scope and nature of these impacts continue to evolve, sometimes rapidly. It is too early to quantify the impact for 2021 or beyond, but the actions being undertaken to reduce the severity and spread of COVID-19 are currently creating disruptions, and are likely to continue to create significant disruptions with respect to consumer demand, our ability to continue to manufacture products, and the reliability and sufficiency of our supply chain. Accordingly, we are continually evaluating our liquidity position, communicating with and monitoring the actions of our customers and suppliers, and reviewing our near- and longer-term financial performance as we manage the company through the uncertainty related to COVID-19.
We cannot reasonably estimate the duration, spread, or severity of the COVID-19 pandemic; however, as a result of the current circumstances, we expect to continue to experience an adverse impact during at least the first part of 2021 within our Advanced Process Solutions and Molding Technology Solutions segments, including the potential for impairment of certain intangible and other long-lived assets. Should these conditions continue further into 2021 for these two segments, we would similarly expect an adverse impact on our net revenue, results of operations, and cash flows in such year, depending upon the severity and length of time such conditions persist. The COVID-19 pandemic has had a favorable impact on the Batesville segment’s net revenue, results of operations, and cash flows. However, we are currently not able to predict the extent and duration of this favorable impact for the remainder of fiscal 2021 or the impact that the estimated increase in deaths due to the COVID-19 pandemic will have when the pandemic has subsided. The timing and effectiveness of vaccine development and rollout could also have a significant impact on our consolidated net revenue, results of operations, and cash flows during 2021.

We continue to take actions intended to help minimize the risk to our company, employees, customers, and the communities in which we operate, as well as to lessen the financial impact on the business while protecting our ability to continue to generate profitable growth over the long-term. For information regarding these actions, see the discussion under Part 1, Item 7 Management’s Discussion and Analysis of Financial Condition and Results of Operations in our Annual Report on Form 10-K for the fiscal year ended September 30, 2020. We continue to believe we have sufficient liquidity to operate in the current business environment as a result of these actions.
Employee Safety and Health
We have implemented a number of employee safety measures across our plants and other locations in an attempt to contain the spread of COVID-19. For information regarding these measures, see the discussion under Part 1, Item 7 Management’s Discussion and Analysis of Financial Condition and Results of Operations in our Annual Report on Form 10-K for the fiscal year ended September 30, 2020.

The Offering
The summary below describes the principal terms of the Notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. Please see the “Description of Notes” section of this prospectus supplement and the “Description of Debt Securities and Guarantees” section of the accompanying prospectus for a more detailed description of the terms of the Notes and the subsections mentioned specifically in this summary for a more complete understanding of the Notes.
Issuer
Hillenbrand, Inc.
Securities Offered
$350,000,000 aggregate principal amount of 3.7500% Senior Notes due 2031.
Maturity
The Notes will mature on March 1, 2031.
Interest Rate
The Notes will bear interest at a rate of 3.7500% per year.
Interest Payment Dates
Interest on the Notes will be payable on March 1 and September 1 of each year, commencing on September 1, 2021.
Interest will accrue from the issue date of the Notes.
Subsidiary Guarantees
Hillenbrand’s payment obligations under the Notes will be fully and unconditionally guaranteed by each of its subsidiaries that guarantees the Credit Agreement, which provides for the Term Loan Facility, the 2022 Term Loan and our Revolver. Hillenbrand’s payment obligations under the Notes will not be guaranteed by any of its foreign subsidiaries. The subsidiary guarantees will be joint and several obligations of the subsidiary guarantors. A subsidiary’s guarantee also may be released in certain other circumstances described under “Description of Notes — Guarantees.”
As of December 31, 2020, after giving effect to the offering and the use of proceeds therefrom, our non-guarantor subsidiaries would have had $1,156.0 million of outstanding liabilities, excluding intercompany liabilities, but including trade accounts payable. In addition, the non-guarantor subsidiaries generated approximately 79% of our net revenue and approximately 64% of our net income for the three months ended December 31, 2020, respectively, and held approximately 90% of our assets as of December 31, 2020.
Ranking
The Notes will be:
•
our unsubordinated and unsecured obligations;

•
equal in right of payment with all of our existing and future unsecured and unsubordinated indebtedness, including obligations under the Credit Agreement and the Existing Notes;

•
effectively junior to any of our future secured indebtedness to the extent of the value of the assets securing such indebtedness;

•
structurally junior to any indebtedness and preferred equity of our subsidiaries that are not subsidiary guarantors (subject to the requirements under “— Subsidiary Guarantees” above); and senior in right of payment to all of our future subordinated indebtedness.

The subsidiary guarantee of each subsidiary guarantor will be such subsidiary guarantor’s senior unsecured obligation and will rank:

•
equally in right of payment to all of such subsidiary guarantor’s existing and future unsecured senior debt and other liabilities, including trade accounts payable and such subsidiary guarantor’s guarantee of the Existing Notes and the obligations under the Credit Agreement; and

•
senior in right of payment to all of such subsidiary guarantor’s future debt, if any, that expressly provides for its subordination to such subsidiary guarantor’s subsidiary guarantee.

The Notes and the subsidiary guarantees will be effectively subordinated to any secured debt of Hillenbrand and the subsidiary guarantors to the extent of the value of the assets securing that indebtedness. The Notes and the subsidiary guarantees will also be structurally subordinated to all existing and future indebtedness and other liabilities, including trade accounts payable, of Hillenbrand’s subsidiaries that are not subsidiary guarantors.
See “Risk Factors — Risks Related to the Notes — The Notes will be structurally junior to the indebtedness and other liabilities of our subsidiaries that do not guarantee the Notes.”
Capitalization
As of December 31, 2020, after giving effect to the offering and the use of proceeds therefrom, our total outstanding consolidated senior debt, including that of our subsidiaries but excluding unused commitments under the Credit Agreement, would have been approximately $1,396 million, approximately $350 million of which represents the Notes and approximately $865.7 million of which represents the Existing Notes. As of December 31, 2020, after giving effect to the offering and the use of proceeds therefrom and the partial repayment of the Term Loan Facility from available cash, we would have had $180.5 million outstanding under the Credit Agreement (without giving effect to letters of credit outstanding) and approximately $830 million available for borrowing under the Credit Agreement. As of December 31, 2020, we had no subordinated or secured debt outstanding.
Use of Proceeds
We intend to use the net proceeds of this offering for general corporate purposes, including debt repayment, such as the partial repayment of borrowings under our Term Loan Facility and the replenishment of available cash after such debt repayment. See “Use of Proceeds.”
Optional Redemption
We may redeem the Notes at any time in whole, or from time to time in part, prior to, March 1, 2026, at our option at the “make-whole” redemption price, as described in “Description of Notes — Optional redemption.” We may redeem the Notes at any time in whole, or from time to time in part, on or after March 1, 2026, at our option at the redemption prices as described in “Description of Notes — Optional redemption.”
At any time prior to March 1, 2024, we may redeem up to 40% of the aggregate principal amount of the Notes with the proceeds of one or more equity offerings of our capital stock at a redemption price of 103.750% of the principal amount of the Notes being redeemed. In each of the above cases, we will also pay the accrued and unpaid interest on the Notes to, but excluding, the redemption date. See “Description of Notes — Optional redemption.”

Repurchase Upon a Change of Control Triggering Event
In the event of a Change of Control Triggering Event as described herein, we will be required to offer to repurchase the Notes for cash at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to, but not including, the repurchase date. See “Description of Notes — Change of control triggering event.”
Certain Covenants
The indenture under which the Notes will be issued contains covenants restricting our ability, subject to certain exceptions, to incur debt secured by liens, to enter into sale and leaseback transactions or to merge or consolidate with another entity or sell substantially all of our assets to another person. See “Description of Notes — Covenants.”
Further Issues
We may, from time to time, without notice to or the consent of the holders of Notes, increase the principal amount of notes under the indenture and issue such increased principal amount (or any portion thereof), in which case any additional Notes so issued will have the same form and terms (other than the date of issuance, public offering price and, under certain circumstances, the date from which interest thereon will begin to accrue and the initial interest payment date), and will carry the same right to receive accrued and unpaid interest, as the Notes and such additional notes will form a single series with the Notes, including for voting purposes, provided, that if any such additional notes are not fungible with the Notes initially offered hereby for U.S. federal income tax purposes, such additional notes will have a separate CUSIP, ISIN or other identifying number from the notes offered hereunder. See “Description of Notes — General.”
No Listing
We do not intend to list any of the Notes on any securities exchange or arrange for the quotation of any of the Notes on any automated dealer quotation system.
No Public Market
The Notes will be new securities for which there is currently no established trading market. The underwriters have advised us that they intend to make a market in the Notes. The underwriters are not obligated, however, to make a market in any of the Notes, and any such market-making may be discontinued by the underwriters in their discretion at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the Notes. See “Underwriting.”
Trustee, Registrar and Paying Agent
U.S. Bank National Association
Risk Factors
You should carefully consider all of the information in this prospectus supplement and the accompanying prospectus. See “Risk Factors” on page S — 16 in this prospectus supplement, and Part I, Item 1A, “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2020 and in our subsequent quarterly report on Form 10-Q for the three-month period ended December 31, 2020, which are each incorporated herein by reference. See also “Cautionary Statement Concerning Forward-Looking Statements” in this prospectus supplement.
Governing Law
New York

Summary Consolidated Financial Information
The following tables set forth the summary financial information for the Company, in each case, at the dates and/or for the periods indicated. The financial information for the fiscal years ended September 30, 2020, 2019 and 2018 was derived from our audited consolidated financial statements contained in our Annual Report on Form 10-K filed with the SEC on November 12, 2020. The Hillenbrand summary financial information for the three months ended December 31, 2020 and 2019 is derived from our unaudited consolidated financial statements contained in our Quarterly Report on Form 10-Q filed with the SEC on February 3, 2020.
The following financial information should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the historical consolidated financial statements and the related notes all contained in our Annual Report on Form 10-K filed with the SEC on November 12, 2020 and our Quarterly Report on Form 10-Q filed with the SEC on February 3, 2020, each of which is incorporated by reference into this prospectus supplement and the accompanying prospectus.
	Year Ended September 30,			Three Months Ended December 31,
	2020	2019	2018	2020	2019
				(unaudited)
	(dollars in millions)
Consolidated Statement of Operations Data:
Net revenue	$2,517.0	$1,807.3	$1,770.1	$692.5	$566.9
Cost of goods sold	1,703.7	1,184.3	1,128.0	448.3	395.1
Gross profit	813.3	623.0	642.1	244.2	171.8
Operating expenses	538.2	379.7	378.9	131.6	157.4
Gain on divestiture	—	—	—	(31.6)
Amortization expense	71.9	32.5	30.2	13.6	14.8
Impairment charges(1)	144.8	—	63.4	—	—
Interest expense	77.4	27.4	23.3	21.2	14.7
Other income (expense), net	0.5	(6.7)	0.2	(0.4)	1.9
(Loss) income before income taxes	(18.5)	176.7	146.5	109.0	(13.2)
Income tax expense (benefit)	34.9	50.5	65.3	31.3	(12.4)
Consolidated net (loss) income	(53.4)	126.2	81.2	77.7	(0.8)
Less: Net income attributable to noncontrolling interests	6.7	4.8	4.6	1.3	2.3
Net (loss) income attributable to Hillenbrand	$(60.1)	$121.4	$76.6	$76.4	$(3.1)
Other data:
Adjusted EBITDA(4)	$464.4	$295.3	$294.3	$138.0(2)	$91.9(3)
	As of September 30,		As of December 31,
	2020	2019	2020
			(unaudited)
	(dollars in millions)
Select Consolidated Balance Sheet Data:
Cash and cash equivalents	$302.2	$399.0	$265.8
Total assets	3,987.4	2,228.6	4,015.3
Total liabilities	2,908.0	1,458.8	2,809.0

	Year Ended September 30,			Three Months Ended December 31,
	2020	2019	2018	2020	2019
				(unaudited)
	(dollars in millions)
Select Consolidated Statement of Cash Flows Data:
Net cash provided by operating activities	$354.8	$178.9	$248.3	$66.2	$17.8
Net cash (used in) provided by investing activities	(1,295.9)	(51.2)	(23.4)	53.8	(1,496.1)
Net cash provided by (used in) financing activities	854.9	217.5	(232.5)	(174.1)	1,221.4

(1)
Hillenbrand recorded $82.5 of impairment charges related to goodwill and certain intangible assets within both the Advanced Process Solutions and Molding Technology Solutions reportable segments during the fiscal year ended September 30, 2020 and $62.3 of non-cash charges (including a goodwill impairment charge and a valuation adjustment) related to assets held for sale within the Advanced Process Solutions reportable segment during the fiscal year ended September 30, 2020.

(2)
Includes adjusted earnings before interest, income tax, depreciation, and amortization (“adjusted EBITDA”) of approximately $1.4 million attributable to Hillenbrand's Red Valve business.

(3)
Includes adjusted EBITDA of approximately $5.3 million and $0.8 million attributable to Hillenbrand’s Cimcool business and Red Valve business, respectively.

(4)
An important non-United States generally accepted accounting principles (“GAAP”) measure that we use is adjusted EBITDA. A part of our strategy is to selectively acquire companies that we believe can benefit from the HOM to spur faster and more profitable growth. Given that strategy, it is a natural consequence to incur related expenses, such as amortization from acquired intangible assets and additional interest expense from debt-funded acquisitions. Accordingly, we use adjusted EBITDA, among other measures, to monitor our business performance. We use this non-GAAP information internally to make operating decisions and believe it is helpful to investors because it allows more meaningful period-to-period comparisons of our ongoing operating results. The information can also be used to perform trend analysis and to better identify operating trends that may otherwise be masked or distorted by these types of excluded items. We believe this information provides a higher degree of transparency. Our presentation of adjusted EBITDA may not be comparable to similarly titled measures of other companies, including companies in our industry. Non-GAAP information is provided as a supplement to, not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. Adjusted EBITDA is not a recognized term under GAAP and therefore does not purport to be an alternative to net (loss) income. The following is a reconciliation from net (loss) income, the most directly comparable GAAP operating performance measure to our non-GAAP adjusted EBITDA:

	Year Ended September 30,			Three Months Ended December 31,
	2020	2019	2018	2020	2019
				(unaudited)
	(dollars in millions)
Reconciliation of Adjusted EBITDA to Consolidated Net (Loss) Income:
Consolidated net (loss) income	$(53.4)	$126.2	$81.2	$77.7	$(0.8)
Interest income	(3.2)	(1.1)	(1.4)	(0.6)	(1.3)
Interest expense	77.4	27.4	23.3	21.2	14.7
Income tax expense (benefit)	34.9	50.5	65.3	31.3	(12.4)
Depreciation and amortization	130.6	58.5	56.5	29.3	25.9
EBITDA	$186.3	$261.5	$224.9	$158.9	$26.1
Impairment charges	144.8	—	63.4	—	—

	Year Ended September 30,			Three Months Ended December 31,
	2020	2019	2018	2020	2019
				(unaudited)
	(dollars in millions)
Business acquisition, disposition, and integration costs	77.2	16.6	3.5	9.1	53.8
Restructuring and restructuring-related charges	9.3	10.6	2.5	1.5	2.4
Loss on settlement of interest rate swaps	—	6.4	—	—	—
Inventory step-up	40.7	0.2	—	—	9.6
Net loss (gain) on divestiture	3.5	—	—	(31.6)	—
Other	2.6	—	—	0.1	—
Adjusted EBITDA	$464.4	$295.3	$294.3	$138.0	$91.9

RISK FACTORS
Investing in our securities involves risks. Before you decide whether to purchase any of the Notes, you should carefully review the risk factors below, as well as those contained in our Annual Report on Form 10-K for the fiscal year ended September 30, 2020, as such risks may be updated or supplemented in our subsequently filed Quarterly Report on Form 10-Q or Current Reports on Form 8-K, which are incorporated by reference into this prospectus supplement, the information contained under the heading “Cautionary Statement Concerning Forward-Looking Statements” in this prospectus supplement or in any document incorporated herein or therein by reference. The risks and uncertainties described in our SEC filings are not the only risks we face. Additional risks not currently known or considered immaterial by us at this time and thus not listed could also result in adverse effects on our business. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. If any such risks and uncertainties actually occur, our business, financial condition, results of operations, cash flows and prospects could be materially and adversely affected, the market price of our securities could decline and you could lose all or part of your investment. See “Incorporation of Certain Documents by Reference” and “Cautionary Statement Regarding Forward-Looking Statements.”
Risks Related to our Business
The COVID-19 pandemic could have a material adverse effect on our business and results of operations, the nature and extent of which are highly uncertain and unpredictable.
The COVID-19 pandemic, and the various government, industry and consumer actions related thereto, are having and are likely to continue to have negative impacts on our business and have created or could create or intensify adverse conditions described in our other risk factors. These impacts and conditions include, but are not limited to, potential significant volatility or decreases in demand for our products, changes in customer behavior and preferences, disruptions in or closures of our manufacturing operations or those of our customers and suppliers, disruptions within our supply chain, limitations on our employees’ ability to work and travel, potential increased vulnerability to cybersecurity incidents, including breaches of information systems security due to widespread remote working arrangements, potential financial difficulties of customers and suppliers, significant changes in economic or political conditions, including rapidly changing government orders and regulations and our efforts to comply with them, and related financial and commodity volatility, including volatility in raw material and other input costs (including but not limited to oil prices), any of which could last for extended periods. Disruption caused by the COVID-19 pandemic and our response to the COVID-19 pandemic could also increase our exposure to claims from customers, suppliers, financial institutions, regulators, payment card associations, employees and others, any of which could have a material adverse effect on our financial condition and results of operations. Furthermore, the COVID-19 pandemic has impacted and may further impact the broader economies of affected countries, including negatively impacting economic growth, the proper functioning of financial and capital markets, foreign currency exchange rates, and interest rates. For example, the continued spread of COVID-19 has led to disruption and volatility in the global capital markets, which increases the cost of capital and adversely impacts access to capital.
Despite our efforts to manage through the current circumstances, the degree to which COVID-19 and related actions ultimately impact our business, financial position, results of operations, and cash flows may depend on certain factors beyond our control, including the duration, spread, and severity of the pandemic, the actions taken to contain COVID-19 and mitigate its public health effects, the impact on the U.S. and global economies and demand for our products, and how quickly and to what extent normal economic and operating conditions resume or become impacted by long-lasting changes. The extent to which COVID-19 may impact our business, while likely to continue to be significant, cannot be predicted with certainty.
Risks Related to the Notes
Our level of indebtedness could limit the cash flow available for our operations and could adversely affect our ability to service our debt or obtain additional financing, if necessary.
As of December 31, 2020, after giving effect to the offering and the use of proceeds therefrom and the partial repayment of the Term Loan Facility from available cash, our total consolidated senior debt outstanding, including that of our subsidiaries and excluding unused commitments under the Credit Agreement, would have been approximately $1,396 million (without giving effect to letters of credit outstanding), and approximately $830 million would have been available for borrowing under the Credit Agreement. Our level of indebtedness could have important consequences to our financial health. For example, our level of indebtedness could, among other things:
•
make it more difficult for us to satisfy our financial obligations, including those relating to the Notes, the Existing Notes and the Credit Agreement;

•
affect our liquidity by limiting our ability to obtain additional financing for working capital, or limit our ability to obtain financing for capital expenditures and acquisitions or make any available financing more costly;

•
require us to dedicate all or a substantial portion of our cash flow to service our debt, which would reduce funds available for other business purposes, such as capital expenditures, dividends or acquisitions;

•
limit our flexibility in planning for or reacting to changes in the markets in which we compete;

•
place us at a competitive disadvantage relative to our competitors who may have less indebtedness and more available cash flow;

•
render us more vulnerable to general adverse economic and industry conditions, including as a result of COVID-19; and

•
result in an event of default if we fail to satisfy our obligations under the Notes or the agreements governing our other debt or fail to comply with the financial and other restrictive covenants contained in the indenture governing the Notes or the agreements governing our other debt, which event of default could result in the Notes and all of our debt becoming immediately due and payable and could permit certain of our lenders to foreclose on our assets securing such debt.

In addition, the indenture governing the 2026 Notes, the indenture governing the 2025 Notes, the Shelf Agreement and the Credit Agreement contain financial and/or other restrictive covenants, and the indenture governing the Notes will contain restrictive covenants, that will limit our ability to engage in activities that may be in our long-term best interests. Our failure to comply with those covenants could result in an event of default which, if not cured or waived, could result in the acceleration of all of our debt, including the Notes.
Despite current indebtedness levels, we and our subsidiaries may incur substantially more debt, including secured debt. This could further exacerbate the risks associated with our leverage.
The terms of the indenture governing the 2026 Notes and the indenture governing the 2025 Notes do not, and the terms of the indenture governing the Notes will not, prohibit us or our subsidiaries from incurring additional unsecured indebtedness. However, the Shelf Agreement and the Credit Agreement contain certain limited restrictions on the incurrence of additional unsecured debt, and the indenture governing the Notes, the indenture governing the 2026 Notes, the indenture governing the 2025 Notes, the Shelf Agreement and the Credit Agreement contain certain, or in the case of the indenture governing the Notes, will contain, restrictions on the incurrence of additional secured debt. These restrictions are subject to a number of qualifications and exceptions and, under certain circumstances, debt incurred in compliance with these restrictions could be substantial. If new debt is added to our and our subsidiaries’ current debt levels, the related risks that we and they now face could intensify.
We may not be able to service the Notes because of our operational structure.
The Notes are obligations solely of Hillenbrand, and the subsidiary guarantees are the joint and several obligation of the subsidiary guarantors. Hillenbrand, the issuer of the Notes, is a holding company and, as such, its operations are conducted through its subsidiaries. Hillenbrand’s subsidiaries are its primary source of income and it relies on that income to make payments on debt. However, Hillenbrand’s subsidiaries are separate and distinct legal entities.

Except for the subsidiary guarantees given by the subsidiary guarantors, holders of the Notes cannot demand repayment of the Notes from Hillenbrand’s subsidiaries because the Notes are not obligations of non-guarantor subsidiaries. Therefore, although Hillenbrand’s operating subsidiaries may have cash, Hillenbrand may not be able to make payments on its debt. In addition, the non-guarantor subsidiaries are not obligated to make distributions to Hillenbrand. The ability of Hillenbrand’s subsidiaries to make payments to Hillenbrand will also be affected by their own operating results and will be subject to applicable laws and contractual restrictions contained in the instruments governing any debt or leases of such subsidiaries. The indenture governing the 2026 Notes and the indenture governing the 2025 Notes do not, and the indenture governing the Notes will not, limit the ability of such subsidiaries to enter into any consensual restrictions on their ability to pay dividends and other payments to us.
In addition, the non-guarantor subsidiaries generated approximately 79% of our net revenue and approximately 64% of our net income for the three months ended December 31, 2020 and held approximately 90% of our assets as of December 31, 2020.
The Notes and the subsidiary guarantees will be unsecured and effectively subordinated to our existing and future secured debt.
To the extent we incur secured debt in the future, holders of our secured debt will have claims that are prior to your claims as holders of the Notes to the extent of the value of the assets securing the secured debt. The Notes and the guarantees will be effectively subordinated to all secured debt to the extent of the value of the collateral. In the event of any distribution or payment of our assets in any foreclosure, dissolution, winding-up, liquidation, reorganization or other bankruptcy proceeding, holders of secured debt will have prior claim to those of our assets that constitute their collateral. Holders of the Notes will participate ratably with all holders of our unsecured debt that is deemed to be of the same class as the Notes, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. In any of the foregoing events, we cannot assure you that there will be sufficient assets to pay amounts due on the Notes. As a result, holders of Notes may receive less, ratably, than holders of secured debt.
As of December 31, 2020, after giving effect to this offering and the use of proceeds therefrom, we would not have any secured debt. We are permitted to borrow substantial additional debt, including secured debt, in the future under the terms of the indenture governing the Notes.
The Notes will be structurally junior to the indebtedness and other liabilities of our subsidiaries that do not guarantee the Notes.
The Notes will be structurally subordinated to all existing and future liabilities, including trade accounts payable, of our subsidiaries that do not guarantee the Notes, and the claims of creditors of those subsidiaries, including trade creditors, will have priority as to the assets and cash flows of those subsidiaries. In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding of any of the non-guarantor subsidiaries, holders of their liabilities, including their trade creditors, will generally be entitled to payment on their claims from assets of those subsidiaries before any assets are made available for distribution to us. Each of our subsidiaries that guarantees the obligations under the Credit Agreement will guarantee the Notes. None of our foreign subsidiaries will guarantee the Notes. As of December 31, 2020, after giving effect to this offering and the use of proceeds therefrom, our non-guarantor subsidiaries would have had $1,156 million of outstanding liabilities, excluding intercompany liabilities, but including trade accounts payable.
Our ability to service our debt and meet our cash requirements depends on many factors, some of which are beyond our control.
Our ability to satisfy our obligations under our debt will depend on our ability to generate sufficient cash flow to service our debt, which in turn depends on our future operating performance and financial results. Our future performance and results will be subject, in part, to factors beyond our control, including interest rates and general economic, financial and business conditions. In addition, if we consummate significant acquisitions in the future, our cash requirements may increase significantly. If we are unable to generate sufficient cash flow to service our debt, we may be required to:

•
refinance all or a portion of our debt, including the Existing Notes, the Credit Agreement and the Notes;

•
obtain additional financing;

•
sell some of our assets or operations;

•
reduce or delay capital expenditures and/or acquisitions; or

•
revise or delay our strategic plans.

If we are required to take any of these actions, it could have a material adverse effect on our business, financial condition, liquidity and results of operations. In addition, we cannot assure you that we would be able to take any of these actions, that these actions would enable us to continue to satisfy our capital requirements or that these actions would be permitted under the terms of our various debt instruments, including the Credit Agreement, the Shelf Agreement and the indentures governing the Notes, the 2026 Notes and the 2025 Notes.
Our failure to remain in compliance with the covenants in our existing debt agreements may result in an event of default.
The Credit Agreement and the Shelf Agreement contain negative and affirmative covenants affecting us and our existing and future subsidiaries, including a number of covenants that, subject to customary exceptions, restrict our ability to, among other things:
•
create, incur or assume liens;

•
incur or assume certain subsidiary debt;

•
make certain restricted payments;

•
make certain fundamental changes; and

•
materially change the nature of our business and the business conducted by our subsidiaries.

In addition, the Credit Agreement and the Shelf Agreement require us to comply with financial covenants, including (i) a maximum leverage ratio and (ii) a minimum interest coverage ratio, in each case, as set forth in the documentation relating thereto.
The indenture governing the 2026 Notes and the indenture governing the 2025 Notes contain negative covenants substantially similar to the covenants that will be contained in the indenture governing the Notes. These negative covenants may affect us and our existing and future subsidiaries, including, subject to customary exceptions, restricting our ability to, among other things:
•
incur debt secured by liens;

•
enter into sale and leaseback transactions; and

•
merge or consolidate with another entity or sell substantially all of our assets to another person.

A failure to comply with the financial or other covenants contained in the Credit Agreement or the Shelf Agreement or the covenants contained in the indentures governing the Notes, the 2026 Notes or the 2025 Notes will constitute a default under such indebtedness and, subject to cure periods and notice provisions applicable to certain covenants, an event of default. An event of default, if not waived by our lenders under or holders of such indebtedness, could result in the acceleration of such indebtedness and all of our other outstanding indebtedness, and cause our debt to become immediately due and payable. If acceleration occurs, we may not be able to repay our debt and may not be able to borrow sufficient funds to refinance our debt. Even if new financing is offered to us, it may not be on terms acceptable to us.
Our credit ratings may not reflect all risks of your investment in the Notes.
Our credit ratings are an assessment by rating agencies of our ability to pay our debt when due. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the Notes and our access to the capital markets as well as our ability to incur other future indebtedness. These credit ratings may not reflect the potential impact of risks relating to structure or marketing of the Notes. Agency ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization. Each agency’s rating should be evaluated independently of any other agency’s rating. In addition, ratings at any time may be lowered or withdrawn in their entirety. No report of any rating agency is incorporated by reference into this prospectus supplement or the accompanying prospectus.
We may not be able to repurchase the Notes upon a Change of Control Triggering Event.
Upon a Change of Control Triggering Event, as defined under the indenture governing the Notes, we are required to offer to repurchase all of the Notes then outstanding for cash at a price equal to 101% of the aggregate principal amount of the Notes repurchased, plus accrued and unpaid interest to, but not including, the repurchase date. The indenture governing the 2026 Notes and the indenture governing the 2025 Notes contain a substantially identical provision and definition of “Change of Control Triggering Event” that, upon such a Change of Control Triggering Event, would require us to offer to repurchase all of the 2026 Notes and 2025 Notes then outstanding for cash at a price equal to 101% of the aggregate principal amount of such notes repurchased, plus accrued and unpaid interest to, but not including, the repurchase date. In order to obtain sufficient funds to pay the repurchase price of the outstanding Notes, the 2026 Notes and 2025 Notes, we expect that we may need to refinance the Notes, the 2026 Notes and the 2025 Notes. We may not under these circumstances be able to refinance the Notes, the 2026 Notes and the 2025 Notes on reasonable terms, if at all. Our failure to offer to repurchase all outstanding Notes or to repurchase all validly tendered Notes, the 2026 Notes and the 2025 Notes would be an event of default under the indentures governing such indebtedness. Such an event of default may cause the acceleration of our other indebtedness. A change of control will constitute an event of default under the Credit Agreement and would therefore permit the lenders under the Credit Agreement to accelerate the maturity of the borrowings thereunder and terminate the commitments thereunder. A change of control will also constitute an event of default under the Shelf Agreement and would therefore permit the holders of the 2024 Notes to accelerate the maturity of the 2024 Notes.
Our future indebtedness may contain similar provisions as those in the Notes, the 2026 Notes, the 2025 Notes and the Credit Agreement or could restrict our ability to repurchase the Notes, the 2026 Notes and the 2025 Notes in the event of a Change of Control Triggering Event or a change of control. In the event of a Change of Control Triggering Event or a change of control, as applicable, we may not have sufficient funds to purchase all of the Notes, the 2026 Notes and the 2025 Notes and to repay the amounts outstanding under the Credit Agreement, the Shelf Agreement or other indebtedness. Please see the section entitled “Description of Notes — Change of control triggering event.”
An active trading market for the Notes may not develop or be maintained.
The Notes are a new issue of securities with no established trading market. We do not intend to list any of the Notes on any securities exchange or arrange for the quotation of the Notes on any automated dealer quotation system. We have been informed by the underwriters that they presently intend to make a market in the Notes as permitted by applicable laws and regulations after the offering is completed. However, the underwriters have no obligation to make a market in any of the Notes and they may cease their market-making at any time without notice. In addition, the liquidity of the trading market in the Notes, and the market price quoted for the Notes, may be adversely affected by changes in the overall market for this type of security and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a result, we cannot assure you that an active trading market will develop for the Notes or be maintained. If an active trading market does not develop or is not maintained, the market price and liquidity of the Notes may be adversely affected. In that case, you may not be able to sell your Notes at a particular time or you may not be able to sell your Notes at a favorable price.
The subsidiary guarantees of the Notes could be subordinated or voided by a court.
Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee could be voided, or claims in respect of a guarantee could be subordinated to all other debts of that subsidiary guarantor if, among other things, the subsidiary guarantor, at the time it incurred the debt evidenced by its guarantee:
•
received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee; and

•
was insolvent or rendered insolvent by reason of such incurrence; or

•
was engaged in a business or transaction for which the subsidiary guarantor’s remaining assets constituted unreasonably small capital; or

•
intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

In such instances, the holders of the Notes would cease to have any claim in respect of that subsidiary guarantee and would be creditors solely of Hillenbrand and any remaining subsidiary guarantors. In addition, any payment by that subsidiary guarantor pursuant to its subsidiary guarantee could be voided and required to be returned to the subsidiary guarantor, or to a fund for the benefit of the creditors of the subsidiary guarantor.
The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a subsidiary guarantor would be considered insolvent if:
•
the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

•
the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•
it could not pay its debts as they become due.

•
We cannot assure you, however, as to what standard a court would apply in making these determinations.

A court may void the issuance of the Notes in circumstances of a fraudulent transfer under federal or state fraudulent transfer laws.
If a court determines the issuance of the Notes constituted a fraudulent transfer, the holders of the Notes may not receive payment on the Notes.
Under federal bankruptcy and comparable provisions of state fraudulent transfer laws, if a court were to find that, at the time the Notes were issued, Hillenbrand:
•
issued the Notes with the intent of hindering, delaying or defrauding current or future creditors; or

•
received less than fair consideration or reasonably equivalent value for incurring the debt represented by the Notes, and either (i) we were insolvent or were rendered insolvent by reason of the issuance of the Notes; or (ii) we were engaged, or about to engage, in a business or transaction for which our assets were unreasonably small; or (iii) we intended to incur, or believed, or should have believed, we would incur, debts beyond our ability to pay as such debts mature; then a court could:

•
void all or a portion of our obligations to the holders of the Notes;

•
subordinate our obligations to the holders of the Notes to other existing and future debt of ours, the effect of which would be to entitle the other creditors to be paid in full before any payment could be made on the Notes; or

•
take other action harmful to the holders of the Notes, including in certain circumstances, invalidating the Notes,

then, in any of these events, we could not assure you that the holders of the Notes would ever receive payment on the Notes.

The measures of insolvency for the purposes of the above are described in the risk factor “The subsidiary guarantees of the Notes could be subordinated or voided by a court.” We cannot assure you as to what standard a court would apply in order to determine whether we were “insolvent” as of the date the Notes were issued, or that, regardless of the method of valuation, a court would not determine that we were insolvent on that date. Nor can we assure you that a court would not determine, regardless of whether we were insolvent on the date the Notes were issued, that the issuance of the Notes constituted fraudulent transfers on another ground.
We can release subsidiary guarantees from time to time without the consent of holders.
Any subsidiary guarantee of the Notes will be automatically released with respect to the Notes, without the consent of the holders of the Notes, upon such subsidiary guarantor ceasing to guarantee or be an obligor with respect to the Credit Agreement. A subsidiary guarantee also may be released in certain other circumstances described under “Description of Notes — Guarantees.” Any such release would result in any debt or other obligations of the applicable subsidiary becoming structurally senior to the Notes.

USE OF PROCEEDS
We estimate that the net proceeds from this offering will be approximately $345 million, after deducting the underwriting discounts and estimated offering expenses payable by us. We intend to use the net proceeds of this offering for general corporate purposes, including debt repayment, such as the partial repayment of borrowings under our Term Loan Facility and the replenishment of available cash after such debt repayment.
Our Term Loan Facility matures on November 21, 2024 and accrues interest, at our option, at the LIBO Rate or the Alternate Base Rate (each as defined in the Credit Agreement (as defined herein)) plus a margin based on the leverage ratio, ranging from 1.00% to 2.375% for term loans bearing interest at the LIBO Rate and 0.0% to 1.375% for term loans bearing interest at the Alternate Base Rate.
Certain of the underwriters or their affiliates hold a portion of the Term Loan Facility. Accordingly, such underwriters or their affiliates will receive a portion of the proceeds of the offering.

CAPITALIZATION
The following table sets forth our cash and cash equivalents and total capitalization as of December 31, 2020 (i) on an actual basis and (ii) as adjusted to give effect to the completion of this offering and the application of the net proceeds therefrom and the partial repayment of borrowings under our Term Loan Facility from available cash.
The table below should be read in conjunction with the “Risk Factors,” “Use of Proceeds” and “Description of Other Indebtedness” sections of this prospectus supplement and our historical consolidated financial statements and related notes incorporated by reference into this prospectus supplement and the accompanying prospectus.
	As of December 31, 2020
	Actual	As Adjusted
	(unaudited) (dollars in millions)
Cash and cash equivalents	$265.8	$260.8
Debt:
Term Loan Facility(1)	$467.5	$117.5
Revolver(2)	63.0	63.0
4.600% Senior Notes due 2024(3)	99.8	99.8
4.500% Senior Notes due 2026(4)	370.9	370.9
5.7500% Senior Notes due 2025(5)	395.0	395.0
Notes due 2031 Offered Hereby	—	350.0
Other	0.2	0.2
Total debt	$1,396.4	$1,396.4
Shareholders’ equity	$1,206.3	$1,206.3
Total capitalization	$2,602.7	$2,602.7

(1)
Includes unamortized debt issuance costs of $1.2 million.

(2)
As of the date hereof, we have outstanding borrowings under our Revolver of $63 million, which reflects net repayments since December 31, 2020.

(3)
Represents $100 million aggregate face amount, net of unamortized debt issuance costs of $0.2 million.

(4)
Represents $375 million aggregate face amount, net of unamortized debt issuance costs of $3.6 million.

(5)
Represents $400 million aggregate face amount, net of unamortized debt issuance costs of $5.0 million.

DESCRIPTION OF OTHER INDEBTEDNESS
Credit Agreement
On August 28, 2019, the Company entered into the Third Amended and Restated Credit Agreement, subsequently amended, by and among the Company and certain of its affiliates, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Credit Agreement”), which amended and restated in its entirety the Company’s Second Amended and Restated Credit Agreement. The Credit Agreement provides for (i) the Term Loan Facility in an original aggregate principal amount of $500 million (the “Term A-1 Loans”), (ii) the Company’s $900 million aggregate principal amount Revolver and (iii) an additional three-year term loan facility (the “2022 Term Loan Facility”, and we refer to such facility and the Term Loan Facility collectively as the “Term Loan Facilities”) in an original aggregate principal amount of $225 million (the “Term A-2 Loans”, and we refer to such loans and the Term A-1 Loans collectively as the “Term Loans”). The aggregate principal amount available for borrowing under the Revolver may be expanded, and/or incremental loans may be obtained, in an aggregate amount not to exceed $450 million using an accordion feature, subject to credit availability, the consent of the lenders providing the additional funds and certain conditions. The Revolver terminates on August 28, 2024. The Term Loan Facility matures on November 21, 2024, and the 2022 Term Loan Facility matures on November 21, 2022. Hillenbrand has the ability to extend the maturity date of the Revolver, the Term Loan Facility and the 2022 Term Loan Facility by one year past the then-current maturity date. The Term Loan Facility is subject to quarterly amortization payments (equal to 5% of the original principal amount of the Term A-1 Loans in years 1 and 2, 7.5% in years 3 and 4 and 10% in year 5), as is the 2022 Term Loan Facility (equal to 5% of the original principal amount of the Term A-2 Loans in each of years 1 and 2 and 7.5% in year 3), with the remaining principal due under both facilities upon maturity.
Borrowings under the Revolver bear interest at variable rates that are generally equal to, at our option, the Alternate Base Rate (as defined in the Credit Agreement) or the LIBO Rate (as defined in the Credit Agreement), or in the case of certain Canadian dollar revolving loans, the BA Rate (as defined in the Credit Agreement) or Canadian Base Rate (as defined in the Credit Agreement), plus, in each case, a margin amount based upon our leverage, which ranges from 0.90% to 1.975% for LIBO Rate and BA Rate borrowings and from 0% to 0.975% for Alternate Base Rate and Canadian Base Rate loans. There is also a Revolver facility fee based upon our leverage that ranges from 0.1% to 0.4% of the total amount of revolving commitments (whether used or unused). All revolving amounts borrowed under the Revolver mature upon expiration of the commitments under the Revolver. The Term A-1 Loans accrue interest, at the Company’s option, at the LIBO Rate or the Alternate Base Rate (each as defined in the Credit Agreement) plus a margin based on the Company’s leverage ratio, ranging from 1.00% to 2.375% for Term A-1 Loans bearing interest at the LIBO Rate and 0.0% to 1.375% for Term A-1 Loans bearing interest at the Alternate Base Rate. The Term A-2 Loans accrue interest, at the Company’s option, at the LIBO Rate or the Alternate Base Rate plus a margin based on the Company’s leverage ratio, ranging from 0.875% to 2.25% for Term A-2 Loans bearing interest at the LIBO Rate and 0.0% to 1.25% for Term A-2 Loans bearing interest at the Alternate Base Rate. For the three months ended December 31, 2020 and 2019, the weighted average interest rates for the Term Loan Facility were 2.75% and 3.49%, respectively. The Term A-2 Loans were repaid in December 2020. Deferred financing costs of $2.0 are being amortized to interest expense over the respective terms of the Term Loan Facilities.
Borrowings under the Credit Agreement are classified as long-term. The obligations under the Credit Agreement are unsecured, unsubordinated obligations of Hillenbrand and rank equally in right of payment with all our other existing and future unsubordinated obligations. The obligations under the Credit Agreement — including the Revolver and Term Loan Facilities — are guaranteed by all of the material domestic subsidiaries of Hillenbrand, subject to certain exceptions.
The Credit Agreement contains representations, warranties and covenants that are customary for agreements of this type with certain exceptions. The negative covenants in the Credit Agreement limit the ability of the Company and its subsidiaries to, with certain exceptions (including carve-outs and baskets): incur indebtedness; grant liens; make restricted payments; engage in certain mergers, consolidations, acquisitions and dispositions; make certain changes to the nature of our business; and enter into certain burdensome agreements. The Credit Agreement also requires the Company to satisfy certain financial covenants: (i) maximum permitted leverage ratio of (A) 4.50 to 1.00 for the fiscal quarters ending December 31, 2019 and March 31, 2020, (B) 4.75 to 1.00 for the fiscal quarters ending June 30, 2020, September 30, 2020, December 31, 2020 and March 31, 2021, (C) 4.25 to 1.00 for the fiscal quarter ending June 30, 2021, (D) 4.00 to 1.00 for the fiscal quarter ending September 30, 2021, (E) 3.75 to 1.00 for the fiscal quarter ending December 31, 2021 and (F) 3.50 to 1.00 for the fiscal quarter ending March 31, 2022 and each fiscal quarter ending thereafter; and (ii) a minimum Interest Coverage Ratio (as defined in the Credit Agreement) of 3.00 to 1.00.
The Credit Agreement also contains certain customary events of default (in each case subject to agreed exceptions, materiality tests, qualifiers, carve outs and grace periods), including, but not limited to, the failure to pay principal, interest or fees; bankruptcy and other insolvency events; violation of certain covenants; the material inaccuracy of a representation or warranty; cross-default to certain other indebtedness; certain material judgments; certain ERISA Events (as defined in the Credit Agreement); the invalidity of the Company guarantee or any subsidiary guaranty; and a change of control of the Company. The most recent amendment to the Credit Agreement, on January 29, 2021, modified the condition to each borrowing under the Revolver that the amount of cash or cash equivalents on the Company’s balance sheet not exceed $350 million, subject to certain exceptions, by raising such $350 million threshold temporarily to $500 million for the period from and after January 29, 2021 through and including June 30, 2021.
The $500.0 million in Term A-1 Loans and $225 million in Term A-2 Loans were borrowed under the Term Loan Facility and 2022 Term Loan Facility, respectively, on the closing date of the Merger on November 21, 2019. In addition, Hillenbrand incurred $650 million of additional borrowings from the Revolver at the closing of the Merger. These additional borrowings under the Credit Agreement, in addition to the $375 million of the 2026 Notes issued during the quarter ended September 30, 2019, were used to pay a portion of the cash consideration in connection with the Merger and fees and expenses related to the Merger, and to repay certain indebtedness of Milacron and its subsidiaries upon closing the Merger. Aside from funding a portion of the Merger, proceeds of Revolver borrowings can be used for working capital and other general corporate purposes of the Company and its subsidiaries.
With respect to the Credit Agreement, the Company has made net repayments since the closing date of the Merger so that as of December 31, 2020 there are $63.0 million in borrowings outstanding under the Revolver (excluding outstanding letters of credit) and remaining principal balances of $468.7 million in Term A-1 Loans. As of December 31, 2020, the Company had $7.4 million in outstanding letters of credit issued and $829.6 million of maximum borrowing capacity under the Revolver. $829.6 million of this borrowing capacity was immediately available based on the Company’s most restrictive covenant at December 31, 2020. The weighted-average interest rates on borrowings under the Revolver were 2.52% and 3.13% for the three months ended December 31, 2020 and 2019, respectively. The weighted average facility fee was 0.30% and 0.17% three months ended December 31, 2020 and 2019, respectively.
Existing Notes
2026 Notes
On September 25, 2019, the Company issued $375 million of senior unsecured notes (the “2026 Notes”) due September 15, 2026. The 2026 Notes initially had a fixed coupon rate of 4.5% per year, payable semi-annually in arrears beginning March 2020. The coupon rate on the 2026 Notes is impacted by public bond ratings from Moody’s and S&P Global, as downgrades from either rating agency increases the coupon rate by 0.25% per downgrade level below investment grade. During April and June 2020, Moody’s Investors Service, Inc. and S&P Global each downgraded the Company’s senior unsecured credit rating by one level. As such, the original coupon rate of 4.5% on the 2026 Notes increased to 5.0%, effective September 15, 2020. The 2026 Notes were issued at a discount of $0.6 million, resulting in an initial carrying value of $374.4 million. The Company is amortizing the discount to interest expense over the term of the 2026 Notes using the effective interest rate method, resulting in an annual interest rate of 4.53%. Deferred financing costs associated with the 2026 Notes of $3.7 million are being amortized to interest expense on a straight-line basis over the term of the 2026 Notes. The 2026 Notes are unsubordinated obligations of Hillenbrand and rank equally in right of payment with all of the Company’s other existing and future unsubordinated obligations. The Company’s payment obligations under the 2026 Notes are fully and unconditionally guaranteed on an unsecured senior basis by each of its subsidiaries that guarantees the Credit Agreement. The 2026 Notes are not guaranteed by any of the Company’s foreign subsidiaries. In conjunction with the issuance of the 2026 Notes, the Company terminated its interest rate swaps associated with the missed forecasted debt issuance.
The indenture governing the 2026 Notes does not limit the Company’s ability to incur additional indebtedness. It does, however, contain certain covenants that restrict our ability to incur secured debt and to engage in certain sale and leaseback transactions, which apply to leases classified as an operating lease or finance lease. The indenture provides holders of debt securities with remedies if we fail to perform specific obligations. In the event of a “Change of Control Triggering Event” (as defined in the indenture), each holder of the 2026 Notes has the right to require the Company to purchase all or a portion of its 2026 Notes at a purchase price equal to 101% of the principal amount plus accrued and unpaid interest. The 2026 Notes are redeemable with prior notice at a price equal to par plus accrued interest and a make-whole amount.
2025 Notes
On June 16, 2020, the Company issued $400 million of senior unsecured notes (the “2025 Notes”) due June 15, 2025. The 2025 Notes bear interest at a fixed rate of 5.7500% per year, payable semi-annually in arrears beginning December 15, 2020. The 2025 Notes are unsubordinated obligations of Hillenbrand and rank equally in right of payment with all of the Company’s other existing and future unsubordinated obligations. The Company’s payment obligations under the 2025 Notes are fully and unconditionally guaranteed on an unsecured senior basis by each of its subsidiaries that guarantees the Credit Agreement. The 2025 Notes are not guaranteed by any of the Company’s foreign subsidiaries. In conjunction with the issuance of the 2025 Notes, the Company terminated its interest rate swaps associated with the missed forecasted debt issuance.
The indenture governing the 2025 Notes does not limit the Company’s ability to incur additional indebtedness. It does, however, contain certain covenants that restrict our ability to incur secured debt and to engage in certain sale and leaseback transactions, which apply to leases classified as an operating lease or finance lease. The indenture provides holders of debt securities with remedies if we fail to perform specific obligations. In the event of a “Change of Control Triggering Event” (as defined in the indenture), each holder of the 2025 Notes has the right to require the Company to purchase all or a portion of its 2025 Notes at a purchase price equal to 101% of the principal amount plus accrued and unpaid interest. The 2025 Notes are redeemable with prior notice at a price equal to par plus accrued interest and a make-whole amount.
2024 Notes — Private Shelf Facility
On December 15, 2014, the Company issued $100 million in 4.60% Series A unsecured notes (the “2024 Notes”) pursuant to the Private Shelf Agreement, dated as of December 6, 2012 (as amended from time to time, the “Shelf Agreement”), among the Company, PGIM, Inc. (f/k/a Prudential Investment Management, Inc.), and each Prudential Affiliate (as defined therein) that became a purchaser thereunder. The 2024 Notes are unsecured, mature on December 15, 2024, and bear interest at 4.60% payable semi-annually in arrears. The Company may at any time upon providing notice, prepay all or part of the 2024 Notes at 100% of the principal amount prepaid plus a Make-Whole Amount (as defined therein). Deferred financing costs of $0.3 million related to the 2024 Notes are being amortized to interest expense over the term of the 2024 Notes.
On December 15, 2014, December 19, 2014, March 24, 2016, December 8, 2017, September 4, 2019, January 10, 2020 and May 19, 2020, Hillenbrand and certain of Hillenbrand’s domestic subsidiaries entered into amendments to the Shelf Agreement. The latest amendment, among other things, aligned the maximum permitted leverage ratio covenant, EBITDA addback cap, cash netting, and restricted payment covenant and lien covenant in the Shelf Agreement to the corresponding provisions in the Credit Agreement. The latest amendment also added, among other things, a covenant relief period fee equal to 0.25% per annum on average daily principal balance from the effective date of the most recent amendment through January 1, 2022. As of the date of this prospectus supplement, $100 million in 2024 Notes have been issued and remain outstanding under the Shelf Agreement. The Shelf Agreement contains substantially similar representations, covenants and events of default to those under the Credit Agreement. The issuance period under the Shelf Agreement has expired and no further notes may be issued or sold thereunder.

DESCRIPTION OF NOTES
We will issue Senior Notes due 2031 (the “notes”) under the base indenture dated July 9, 2010, between us and U.S. Bank National Association, as trustee, as supplemented by a supplemental indenture with respect to the notes, to be dated as of March 3, 2021, with respect to the notes, among us, the Guarantors (as defined below) and the trustee (the “Supplemental Indenture”). For convenience, the base indenture, as amended and supplemented by the Supplemental Indenture is referred to as the “indenture.” The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).
The following description is only a summary of the material provisions of the notes and the indenture. You should read these documents in their entirety because they, and not this description, define your rights as holders of the notes. Unless the context requires otherwise, all references to “we”, “us,” “our” and “Hillenbrand” in this section refer solely to Hillenbrand, Inc. and not to our subsidiaries.
The following description of the particular terms of the notes offered hereby supplements the general description of debt securities set forth in the accompanying prospectus.
General
The notes offered hereby will be issued in an initial aggregate principal amount of $350,000,000 and will mature on March 1, 2031. The notes will be issued only in fully registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 above that amount. The notes will not be entitled to any sinking fund.
Interest on the notes will accrue at the rate per annum shown on the cover of this prospectus supplement from March 3, 2021, or from the most recent date to which interest has been paid or provided for, payable semi-annually on March 1 and September 1 of each year, beginning on September 1, 2021, to the persons in whose names the notes are registered in the security register at the close of business on the February 15 or August 15 preceding the relevant interest payment date. Interest will be computed on the notes on the basis of a 360-day year of twelve 30-day months.
The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders will have rights under the indenture.
The indenture does not limit the amount of notes that we may issue under the indenture and provides that notes may be issued from time to time in one or more series. We may from time to time, without giving notice to or seeking the consent of the registered holders of the notes of a series, create and issue additional notes of a series ranking equally and ratably with the notes of such series being issued in this offering in all respects (other than the issue price, the date of issuance, the payment of interest accruing prior to the issue date of such additional notes and the first payment of interest following the issue date of such additional notes). The notes offered hereby in a single series and any such additional notes of such series that are subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase; provided that any additional notes of a series that are not fungible with the notes of such series offered hereby for U.S. federal income tax purposes shall have a separate CUSIP, ISIN or other identifying number from the notes offered hereunder.
Ranking
The notes are our unsubordinated and unsecured obligations and will rank (i) equally in right of payment with all of our existing and future unsecured and unsubordinated indebtedness, including obligations under the Credit Agreement and our existing notes, (ii) effectively junior to any of our future secured indebtedness to the extent of the value of the assets securing such indebtedness, (iii) structurally junior to any indebtedness and preferred equity of our subsidiaries that are not Guarantors (subject to the requirements under “— Guarantees”), and (iv) senior in right of payment to all of our future subordinated indebtedness.

The notes are obligations solely of Hillenbrand, and the subsidiary guarantees are the joint and several obligations of the Guarantors. We are a holding company and, as such, our operations are conducted through our subsidiaries. Our subsidiaries are our primary source of income, and we rely on that income to make payments on debt. However, our subsidiaries are separate and distinct legal entities from us.
Except for the subsidiary guarantees given by the Guarantors, holders of the notes cannot demand repayment of the notes from our subsidiaries because the notes are not obligations of non-Guarantor subsidiaries. Therefore, although our operating subsidiaries may have cash, we may not be able to make payments on our debt. In addition, our non-Guarantor subsidiaries are not obligated to make distributions to us. The ability of our subsidiaries to make payments to us will also be affected by their own operating results and will be subject to applicable laws and contractual restrictions contained in the instruments governing any debt or leases of such subsidiaries.
As of December 31, 2020, after giving effect to the offering and the use of proceeds therefrom and the partial repayment of the Term Loan Facility from available cash, our total outstanding consolidated senior debt, including that of our subsidiaries but excluding unused commitments under the Credit Agreement, would have been approximately $1,396 million, approximately $350 million of which represents the notes and approximately $865.7 of which represents our existing notes. As of December 31, 2020, after giving effect to the offering and the use of proceeds therefrom and the partial repayment of the Term Loan Facility from available cash, we would have had $180.5 million outstanding under the Credit Agreement (without giving effect to letters of credit outstanding) and approximately $830 million available for borrowing under the Credit Agreement. As of December 31, 2020, we had no subordinated or secured debt outstanding.
The indenture does not limit our ability, or the ability of our subsidiaries, to incur additional indebtedness. The indenture and the terms of the notes will not contain any covenants (other than those described herein) designed to afford holders of any notes protection in a highly leveraged or other transaction involving us that may adversely affect holders of the notes.
Methods of receiving payments on the notes
With respect to notes represented by global notes, we will pay all principal, interest and premium, if any, on such notes in accordance with the procedures of the depositary. If a holder of notes has given wire transfer instructions to us, we will pay all principal, interest and premium, if any, on that holder’s notes in accordance with those instructions. All other payments on notes will be made at the office or agency of the paying agent and registrar unless we elect to make interest payments by check mailed to the noteholders at their address set forth in the register of holders.
Transfer and exchange
A holder may transfer or exchange notes in accordance with the provisions of the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders may be required to pay all taxes or other governmental charge due on transfer. We are not required to transfer or exchange any note selected for redemption. Also, we are not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.
Guarantees
Our payment obligations under the notes and the indenture will be fully and unconditionally guaranteed, on a joint and several basis, by the Guarantors. Initially, the Guarantors will be each of the Subsidiaries that has guaranteed the obligations of the borrowers under the Credit Agreement and the issuer under our existing notes. Additionally, all future Subsidiaries that guarantee the Credit Agreement will be required to become Guarantors.
The subsidiary guarantee of each Guarantor will be such Guarantor’s senior unsecured obligation and will rank (i) equally in right of payment to all of such Guarantor’s existing and future unsecured senior debt and other liabilities, including trade accounts payable and such Guarantor’s guarantee of our existing notes and the obligations under the Credit Agreement and (ii) senior in right of payment to all of such Guarantor’s future debt, if any, that expressly provides for its subordination to such Guarantor’s subsidiary guarantee.
Each subsidiary guarantee will be limited to an amount not to exceed the maximum amount that can be guaranteed by the applicable Guarantor without rendering the applicable subsidiary guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally or otherwise being void, voidable or unenforceable under any bankruptcy, reorganization, insolvency, liquidation or other similar legislation or legal principles. If a subsidiary guarantee were to be rendered voidable, it could be subordinated by a court to all other indebtedness, including guarantees and other contingent liabilities, of the applicable Guarantor, and depending on the amount of such indebtedness, a Guarantor’s liability on its subsidiary guarantee could be reduced to zero. See “Risk Factors — Risks Related to the Notes — The subsidiary guarantees of the notes could be subordinated or voided by a court.”
The subsidiary guarantee of a Guarantor with respect to the notes will be automatically and unconditionally released, and such Guarantor will be automatically and unconditionally released from its obligations under the indenture with respect to the notes:
a)
in the event that all of the capital stock or other equity interests, or all or substantially all of the assets, of such Guarantor are sold or transferred, including by way of merger, consolidation or otherwise, in a transaction in compliance with the terms of the indenture;

b)
upon defeasance as provided below under the caption “— Defeasance” or satisfaction and discharge of the indenture as provided below under the caption “— Satisfaction and discharge”;

c)
upon redemption of the notes as provided below under the caption “— Optional redemption”; or

d)
upon release of such Guarantor’s guarantee of all indebtedness under the Credit Agreement other than a release by or as a result of payment under such guarantee.

Optional redemption
We may, at our option, at any time and from time to time redeem the notes, in whole or in part, on not less than 10 nor more than 60 days’ prior notice mailed to the holders of the notes. At any time prior to March 1, 2026, the notes will be redeemable at a redemption price, plus accrued and unpaid interest to, but excluding, the date of redemption, equal to the greater of (1) 100% of the principal amount of the notes to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed that would be due if such notes matured on March 1, 2026, discounted to the redemption date (excluding interest accrued to the redemption date), on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the sum of the Treasury Rate plus 50 basis points. Any notice of redemption may be subject to one or more conditions precedent.
At any time on or after March 1, 2026, the notes will be redeemable at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest to, but excluding, the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on March 1 of the years set forth below:
Period	Redemption Price
2026	101.875%
2027	101.250%
2028	100.625%
2029 and thereafter	100.000%
Notwithstanding the foregoing, at any time and from time to time prior to March 1, 2024, we may redeem in the aggregate up to 40% of the original aggregate principal amount of the notes (calculated after giving effect to any issuance of additional notes) with the net cash proceeds of one or more Equity Offerings by us, at a redemption price (expressed as a percentage of principal amount thereof) of 103.750%, plus accrued and unpaid interest to, but excluding, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 60% of the original aggregate principal amount of the notes (calculated after giving effect to any issuance of additional notes) must remain outstanding after each such redemption; provided, further, that such redemption shall occur within 120 days after the date on which any such Equity Offering is consummated upon not less than 10 nor more than 60 days’ notice mailed to each holder of the notes being redeemed and otherwise in accordance with the procedures set forth in the indenture.
Definitions and procedures
For purposes of the foregoing discussion, the following definitions apply:
“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity (computed as of the second business day immediately preceding such redemption date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the applicable Comparable Treasury Price for such redemption date.
“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity date comparable to the remaining term of the notes (as measured from the date of redemption and assuming for this purpose that the notes matured on March 1, 2026) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes.
“Comparable Treasury Price” means, with respect to any redemption date, (i) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (ii) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all Quotations obtained.
“Equity Offering” means any public sale or private issuance by us of our common stock, or options, warrants or rights with respect to its common stock, other than (i) public offerings with respect to our common stock, or options, warrants or rights, registered pursuant to a registration statement on Form S-8 and (ii) any issuance by us of our common stock to any Subsidiary.
“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by us.
“Reference Treasury Dealer” means each of HSBC Securities (USA) Inc. and J.P. Morgan Securities LLC, their respective successors and assigns and one other nationally recognized investment banking firm that is a Primary Treasury Dealer specified from time to time by us, except that if any of the foregoing ceases to be a primary U.S. government securities dealer in the United States (a “Primary Treasury Dealer”), we may designate as a substitute another nationally recognized investment banking firm that is a Primary Treasury Dealer.
“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer as of 3:30 p.m., New York City time, on the third business day preceding such redemption date.
On and after any redemption date, interest will cease to accrue on the notes called for redemption. Prior to any redemption date, we are required to deposit with the trustee or with a paying agent money sufficient to pay the redemption price of, and accrued interest on, the notes to be redeemed on such date. If we are redeeming less than all the notes, the trustee under the indenture must select the notes to be redeemed by such method as the trustee deems fair and appropriate in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances.
Change of control triggering event
Upon the occurrence of a Change of Control Triggering Event, each holder of notes will have the right to require us to repurchase all or a portion of such holder’s notes pursuant to the offer described below (the

“Change of Control Offer”), at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, on the notes repurchased to, but excluding, the date of repurchase (the “Change of Control Payment”), subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date.
Within 30 days following the date upon which the Change of Control Triggering Event occurred with respect to the notes, or at our option, prior to any Change of Control but after the public announcement of the pending Change of Control, we will be required to send, by first class mail, a notice to each holder of notes, with a copy to the trustee, which notice will govern the terms of the Change of Control Offer. Such notice will state, among other things, the purchase date, which must be no earlier than 10 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the “Change of Control Payment Date”). The notice, if mailed prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date.
On the Change of Control Payment Date, we will, with respect to the notes, to the extent lawful:
•
accept or cause a third party to accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

•
deposit or cause a third party to deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

•
deliver or cause to be delivered to the trustee the notes properly accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes being repurchased and that all conditions precedent to the Change of Control Offer and to the repurchase by us of notes pursuant to the Change of Control Offer have been complied with.

The paying agent will promptly deliver to each holder of notes properly tendered the Change of Control Payment for such notes, and the trustee will promptly authenticate and mail, or cause to be transferred by book entry, to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided, that each new note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.
Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the holders of the notes to require that we repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.
We will not be required to make a Change of Control Offer with respect to the notes upon a Change of Control Triggering Event if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by us and such third party purchases all the notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to the indenture as described above under the caption “— Optional redemption,” unless and until there is a default in payment of the applicable redemption price.
A Change of Control Offer may be made in advance of a Change of Control Triggering Event, conditional upon the occurrence of such Change of Control Triggering Event (whether or not a Ratings Event has occurred), if a definitive agreement is in place for a Change of Control at the time of the making of a Change of Control Offer.
We will comply in all material respects with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the indenture, we will comply with applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Offer provisions of the indenture by virtue of any such conflict.
Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of Hillenbrand and its subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise, established definition of the phrase under applicable law. Accordingly, the applicability of the requirement that we offer to repurchase the notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Hillenbrand and its subsidiaries taken as a whole to another person or group may be uncertain.
Selection and notice
If with respect to the notes, less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption by such method as the trustee shall deem fair and appropriate, or, in the case of notes issued in global form as discussed under “— Book-entry delivery and settlement” based on the applicable procedures described therein. The trustee shall not be liable for selections made by the trustee in accordance with this paragraph.
Notices of redemption will be mailed by first class mail or delivered through the applicable procedures of the depositary at least 10 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the applicable notes or a satisfaction and discharge of the indenture.
Covenants
Limitation on secured debt
Neither we nor any of the Subsidiaries may incur or otherwise create any Debt (as defined below) secured by a lien on any Principal Property (as defined below) owned by us or any Subsidiary, or on capital stock of any Subsidiary that owns a Principal Property (“secured debt”).
The limitation on creating secured debt, however, will not apply if the notes are secured equally and ratably with the new secured debt.
The limitation on incurring or otherwise creating any secured debt also will not apply to any of the following (“Permitted Liens”):
•
liens on any Principal Property (including capital stock of any Subsidiary owning such Principal Property) acquired, constructed, improved, altered, expanded or repaired by us or any Subsidiary after the date of the indenture, which liens are created or assumed contemporaneously with such acquisition, construction, improvement, alteration, expansion or repair, or within 270 days before or after such acquisition (including, without limitation, acquisition through merger or consolidation), construction, improvement, alteration, expansion or repair (or the completion of such construction, alteration, improvement or repair or commencement of commercial operation of such Principal Property, whichever is later), and which are created to secure or provide for the payment of all or any part of the cost of such acquisition, construction, improvement, alteration, expansion or repair;

•
liens on property, assets or shares of capital stock existing at the time of the acquisition of such property, assets or shares of capital stock, including liens on property, assets or shares of capital stock of an entity existing at the time such entity becomes a Subsidiary;

•
liens existing on the date of issuance of the notes;

•
liens in favor of Hillenbrand or any Subsidiary;

•
liens in favor of the United States of America or any State, or in favor of any department, agency or instrumentality or political division, or in favor of any other country or any political subdivision of a foreign country, the purpose of which is to secure partial, progress, advance or other payments or other obligations pursuant to any contract or statute, or to secure debts incurred in financing the acquisition or construction of or improvements or alternations to property subject thereto;

•
liens imposed by law, for example mechanics’, workmen’s, repairmen’s or other similar liens arising in the ordinary course of business;

•
pledges or deposits under workmen’s compensation or similar legislation or in certain other circumstances;

•
liens in connection with legal proceedings;

•
liens resulting from the deposit of funds or evidences of indebtedness in trust for the purpose of defeasing or discharging our indebtedness or the indebtedness of any Subsidiary, and legal or equitable encumbrances deemed to exist by reason of negative pledges;

•
liens for contested taxes or assessments provided, that an adequate reserve as shall be required in conformity with GAAP shall have been made therefor;

•
liens consisting of restrictions on the use of real property that do not interfere materially with the property’s use; or

•
liens securing indebtedness or other obligations of a Subsidiary owing to Hillenbrand or any other Subsidiary.

The foregoing restrictions do not apply to extensions, renewals or replacements, in whole or in part, of any secured debt (and for the avoidance doubt, any successive extensions, renewals or replacements of such secured debt), so long as the principal amount of secured debt shall not exceed the amount of secured debt existing at the time of such extension, renewal or replacement (plus an amount equal to any premiums, accrued interest, fees, expenses or other costs payable in connection therewith).
In addition, we or any Subsidiary may incur or otherwise create secured debt without equally and ratably securing the notes if, when such secured debt is incurred or created, the total amount of all outstanding secured debt (excluding indebtedness secured by Permitted Liens) plus Attributable Debt (as defined below) relating to sale and leaseback transactions entered into pursuant to the first bullet in the second paragraph under “— Limitation on sale and leaseback transactions” does not exceed 15% of our Consolidated Net Tangible Assets.
Limitation on sale and leaseback transactions
Neither we nor any of the Subsidiaries may enter into any sale and leaseback transaction involving any Principal Property, unless within 270 days, we apply (i) to the purchase, construction, development, expansion or improvement of other property or equipment used or useful in our business or (ii) to the retirement of our Funded Debt (debt that is not junior in right of payment to the debt securities and that matures at or is extendible or renewable at the option of the obligor to a date more than 12 months after the date of the creation of such debt) an amount not less than the greater of:
•
the net proceeds of the sale of the Principal Property sold and leased back pursuant to the arrangement, and

•
the amount of Attributable Debt associated with the Principal Property so sold and leased back.

The amount required to be applied to the retirement of Funded Debt in satisfaction of clause (ii) of the preceding paragraph shall be reduced by (i) the principal amount of any debt securities delivered within 120 days after the sale and leaseback transaction to the trustee for retirement and cancellation, and (ii) the principal amount of Funded Debt, other than debt securities, voluntarily retired by us within 120 days after the sale and leaseback transaction. Notwithstanding the foregoing, no retirement of Funded Debt may be effected by payment at maturity or pursuant to any mandatory prepayment provision.
The limitation on sale and leaseback transactions does not apply to the following:
•
a sale and leaseback transaction if we or a Subsidiary would be entitled to incur Debt secured by a lien on the Principal Property to be leased, without equally and ratably securing the notes, in an aggregate principal amount equal to the Attributable Debt with respect to such sale and leaseback transaction;

•
leases for a term of not more than three years;

•
a sale and leaseback transaction between us and a Subsidiary or between Subsidiaries; or

•
if, at the time of the sale and leaseback transaction, after giving effect to the transaction, the total Attributable Debt of all sale and leaseback transactions entered into pursuant to the first bullet of this paragraph, plus all outstanding secured debt (excluding Debt secured by Permitted Liens) does not exceed 15% of our Consolidated Net Tangible Assets.

Reports
We shall file with the trustee and the SEC, and transmit to holders of the notes, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided in the Trust Indenture Act; provided that, unless available on the SEC’s EDGAR reporting system, any such information, documents or reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the trustee within 15 days after the same is filed with the SEC.
Additional subsidiary guarantees
If any of the Subsidiaries guarantee the obligations of the borrowers under the Credit Agreement after the date of the Supplemental Indenture, then that Subsidiary will become a Guarantor and execute a supplemental indenture within 30 days of the date on which it guarantees the obligations of the borrowers under the Credit Agreement.
Events of default
Each of the following is an event of default with respect to the notes:
•
a default for 30 days in the payment when due of interest on the notes;

•
a default in the payment of the principal of, or premium, if any, on the notes when due and payable;

•
a default for 60 days after written notice specifying the default from the trustee or holders of at least 25% of the aggregate principal amount of the then outstanding notes to comply with any other agreement in the indenture not specified above;

•
an event of default under any indenture or instrument under which we or any Guarantor that is a Significant Subsidiary has outstanding at least $100,000,000 aggregate principal amount of Debt, which results in the acceleration of that Debt where the acceleration is not rescinded or annulled within 30 days after notice pursuant to the indenture has been provided; or

•
certain events of bankruptcy, insolvency or reorganization involving us or any Significant Subsidiary described in the indenture (a “bankruptcy event”).

The trustee may withhold notice to the holders of the notes of any default, except with respect to the payment of principal, premium or interest, if it considers such withholding of notice in the interest of such holders.
Remedies if an event of default occurs
If an event of default with respect to the notes has occurred and is continuing, other than on account of the occurrence of a bankruptcy event involving us, the trustee or the holders of not less than 25% in aggregate principal amount of the notes may declare the principal of the notes to be due and payable immediately. If such a declaration occurs, the holders of a majority of the aggregate principal amount of the then outstanding notes may, subject to conditions, rescind the declaration. If an event of default occurs as a result of a bankruptcy event involving us, the notes will automatically become due and payable immediately. Under certain circumstances, the holders of a majority of the aggregate principal amount of the then outstanding notes may rescind any such acceleration with respect to the notes and its consequences under the indenture.
Holders of the notes may not enforce the indenture or the notes except as provided in the indenture. The trustee is entitled to be indemnified by the holders of the applicable notes before proceeding to exercise any right or power under the indenture at the request of any such holder.

Subject to certain limitations, holders of a majority in aggregate principal amount of the then outstanding notes may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon the trustee, with respect to such notes. The right of a holder to institute a proceeding with respect to the indenture is subject to certain conditions precedent, including notice and indemnity to the trustee. However, the holder has an absolute right to the receipt of principal of, premium, if any, and interest, if any, on the notes on the Stated Maturity and to institute suit for the enforcement of these rights.
No holder of a note may pursue any remedy with respect to the indenture or the notes unless:
•
such holder has previously given the trustee notice that an event of default is continuing;

•
holders of at least 25% in aggregate principal amount of the then outstanding notes have requested the trustee to pursue the remedy;

•
such holders have offered the trustee reasonable indemnity against any costs, expenses and liabilities to be incurred in compliance with such request;

•
the trustee has not complied with such request within 60 days after the receipt of the request and the offer of indemnity; and

•
holders of a majority in aggregate principal amount of the then outstanding notes have not given the trustee a direction inconsistent with such request within such 60-day period.

The holders of not less than a majority in aggregate principal amount of the then outstanding notes may on behalf of the holders of all the notes rescind any acceleration or waive any existing or past defaults and its consequences under the indenture, except that each holder of the notes affected by a default must consent to a waiver of:
•
a default in payment of the principal of, or premium, if any, or interest, if any, on the notes; and

•
a default in respect of a covenant or provision of the indenture that cannot be amended or modified without the consent of each holder of the notes.

We will furnish to the trustee annual statements as to the fulfillment of our obligations under the indenture.
No personal liability of directors, officers, employees and stockholders
No director, officer, employee, incorporator, stockholder or other affiliate of Hillenbrand or any Guarantor, as such, will have any liability for any obligations of Hillenbrand or the Guarantors under the notes, the indenture, the subsidiary guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.
Defeasance
Full defeasance
We can legally be released from any payment or other obligations on the notes (called “full defeasance”) if we put in place the following other arrangements for the holders of the notes to be repaid:
•
We must deposit in trust for the benefit of the holders of the notes a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal, any premium and any other payments on the notes on their various due dates.

•
We must deliver to the trustee a legal opinion of our counsel confirming that there has been a change in applicable federal law such that, or we have received from, or there has been published by, the Internal Revenue Service a ruling to the effect that, holders and beneficial owners of the notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposits and defeasance and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit and defeasance had not occurred.
If we ever did accomplish full defeasance, as described above, the holders of the notes would have to rely solely on the trust deposit for repayment of the notes. The holders of the notes could not look to us for repayment in the event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever become bankrupt or insolvent.
However, even if we make the deposit in trust and opinion delivery arrangements discussed above, a number of our obligations relating to the notes will remain. These include our obligations:
•
to register the transfer and exchange of notes;

•
to replace mutilated, destroyed, lost or stolen notes;

•
to maintain paying agencies; and

•
to hold money for payment in trust.

Covenant defeasance
We can also make the same type of deposit described above and be released from some of the covenants in the notes. These covenants include those described under “— Limitation on secured debt” and “— Limitation on sale and leaseback transactions.” This is called “covenant defeasance.” In that event, the holders of the notes would lose the protection of those covenants but would gain the protection of having money and securities set aside in trust to repay the notes. In order to achieve covenant defeasance, we must do the following:
•
We must deposit in trust for the benefit of the holders of the notes a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal, any premium and any other payments on the notes on their various due dates.

•
We must deliver to the trustee a legal opinion of our counsel confirming that holders and beneficial owners of the notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred.

If we accomplish covenant defeasance, the holders of the notes can still look to us for repayment of the notes if there was a shortfall in the trust deposit.
Modification of indenture
We may modify or amend the indenture without the consent of the holders of the notes for various enumerated purposes, including but not limited to:
•
to evidence the succession of another person to us and the assumption by that successor of our covenants under the indenture and the notes;

•
to add provisions for the benefit of the holders of the notes or to surrender any right or power in the indenture conferred on us;

•
to add any additional events of default;

•
to evidence and provide for the acceptance of appointment of a successor trustee;

•
to cure any ambiguity, to correct or supplement any provision in the indenture which may be inconsistent with any other provision of the indenture, or to make any other change; in each case, that does not adversely affect the interests of the holders of the notes in any material respect;

•
to conform the terms of the indenture or the notes to the description thereof contained in this “Description of Notes;”

•
to provide for the notes to become secured (or to release such security as permitted by the indenture and the applicable security documents);

•
to provide for additional guarantees of the notes (or to release such guarantees as permitted by the indenture); or

•
to provide for the issuance of additional notes in accordance with the limitations set forth in the indenture.

In addition, we may generally modify or amend the indenture for other purposes with the consent of the holders of not less than a majority in aggregate principal amount of the notes affected by the modification or amendment. However, no such modification or amendment may, without the consent of each holder of the notes:
•
change the stated maturity of the principal of, or any installment of principal of or interest on, the notes;

•
reduce the principal amount of the notes or the rate of interest of the notes or any premium payable upon the redemption of the notes (other than the provisions described above under “— Change of control triggering event”);

•
change any place of payment where, or the coin or currency in which, the notes are payable;

•
impair the right to institute suit for the enforcement of any payment on the notes on or after the due date for that payment; or

•
reduce the percentage in principal amount of the notes required for any amendment, supplement or waiver.

The notes will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust for the holders of the notes money for their payment or redemption including under circumstances where they have been fully defeased as described above in “Defeasance — Full defeasance.”
Satisfaction and discharge
The indenture for notes will cease to be of further effect as to all notes issued thereunder, and the trustee, upon our demand and at our expense, will execute appropriate instruments acknowledging the satisfaction and discharge of the indenture upon compliance with certain conditions, including:
•
Our having paid all sums payable by us under the indenture, as and when the same shall be due and payable;

•
Our having delivered to the trustee for cancellation all notes theretofore authenticated under the indenture; or

•
All the notes outstanding under the indenture not theretofore delivered to the trustee for cancellation shall have become due and payable or are by their terms to become due and payable within one year and we shall have deposited with the trustee sufficient cash or U.S. government or U.S. government agency notes or bonds that will generate enough cash to pay, at maturity or upon redemption, all the notes outstanding under the indenture.

Concerning the trustee
The provisions of the Trust Indenture Act Sections 310(b) apply to the trustee.
The holders of a majority in aggregate principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, subject to certain exceptions. The indenture provides that in case an event of default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his/her own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any holder of the notes, unless such holder has offered to the trustee reasonable security and indemnity against the costs, expenses and liability which might be incurred by it in compliance with such request or direction.
Certain definitions
“Attributable Debt” means, with regard to a sale and leaseback arrangement of a Principal Property, the present value of the total net amount of rent payments to be made under the lease during its remaining term (excluding permitted extensions), discounted at the rate of interest set forth or implicit in the terms of the lease, compounded semi-annually. The calculation of the present value of the total net amount of rent payments is subject to adjustments to be specified in the indenture.
“Change of Control” means the occurrence of any of the following after the date of issuance of the notes:
(1)   the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Hillenbrand and its Subsidiaries, taken as a whole, to any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act) other than to Hillenbrand or one of its Subsidiaries;
(2)   the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of Hillenbrand’s Voting Stock representing more than 50% of the voting power of Hillenbrand’s outstanding Voting Stock;
(3)   Hillenbrand consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, Hillenbrand, in any such event pursuant to a transaction in which any of Hillenbrand’s outstanding Voting Stock or Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where Hillenbrand’s Voting Stock outstanding immediately prior to such transaction constitutes, or is converted into or exchanged for, Voting Stock representing more than 50% of the voting power of the Voting Stock of the surviving person immediately after giving effect to such transaction; or
(4)   the adoption of a plan relating to Hillenbrand’s liquidation or dissolution.
Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (1) Hillenbrand becomes a direct or indirect wholly-owned subsidiary of a holding company and (2)(A) the direct or indirect holders of Hillenbrand’s Voting Stock immediately prior to such transaction hold at least a majority of such holding company’s Voting Stock immediately following such transaction and (B) immediately following such transaction no “person” or “group” (as defined in clause (1) above), other than a holding company satisfying the requirements of this sentence, is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company (measured by voting power rather than number of shares).
Notwithstanding the foregoing clauses or any provision of the Exchange Act, a “person” or group (as defined in clause (1) above) shall not be deemed to beneficially own Voting Stock subject to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting, support, option or similar agreement related thereto) until the consummation of the acquisition of the Voting Stock in connection with the transactions contemplated by such agreement.
“Change of Control Triggering Event” means the occurrence of a Change of Control and a Ratings Event.
“Consolidated Net Tangible Assets” means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (a) all current liabilities (excluding any indebtedness for money borrowed having a maturity of less than 12 months from the date of Hillenbrand’s most recent consolidated balance sheet but which by its terms is renewable or extendable beyond 12 months from such date at the option of the borrower) and (b) all goodwill, trade names, patents, unamortized debt discount and expense and any other like intangibles, all as set forth on our most recent consolidated balance sheet and computed in accordance with generally accepted accounting principles.
“Credit Agreement” means the Credit Agreement, dated as of August 28, 2019, by and among Hillenbrand and certain of its affiliates, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, as amended, amended and restated, refinanced or replaced from time to time.
“Debt” means any notes, bonds, debentures or other similar evidences of indebtedness for money borrowed.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s) and a rating of BBB-or better by S&P (or its equivalent under any successor rating category of S&P), and the equivalent investment grade credit rating from any replacement rating agency or rating agencies selected by us under the circumstances permitting us to select a replacement agency and in the manner for selecting a replacement agency, in each case as set forth in the definition of “Rating Agency.”
“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.
“Principal Property” means any manufacturing plant located within the United States of America (other than its territories or possessions) and owned by the Company or any Subsidiary, the gross book value (without deduction of any depreciation reserves) of which on the date as of which the determination is being made exceeds 2% of Consolidated Net Tangible Assets of the Company, except any such plant which is not of material importance to the business conducted by the Company and its Subsidiaries, taken as a whole (as determined by any two of the following: the Chairman or a Vice Chairman of the Board of the Company, its President, its Chief Financial Officer, its Vice President of Finance, its Treasurer or its Controller).
“Rating Agency” means each of Moody’s and S&P; provided, that if any of Moody’s or S&P ceases to provide rating services to issuers or investors, we may appoint another “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act as a replacement for such Rating Agency; provided, that we shall give notice of such appointment to the trustee.
“Ratings Event” means the notes are downgraded and are not rated Investment Grade by each of the Rating Agencies on any date during the period (the “Trigger Period”) commencing on the earlier of (i) the occurrence of the Change of Control and (ii) the first public announcement by us of any Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control (which Trigger Period will be extended following consummation of a Change of Control for so long as any Rating Agency has publicly announced that it is considering a possible ratings change), provided that no such extension shall occur if on such 60th day the notes have an Investment Grade rating from at least one Rating Agency and are not subject to review for possible downgrade by such Rating Agency, and provided further, that a Ratings Event will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Ratings Event for purposes of the definition of Change of Control Triggering Event) if each Rating Agency making the reduction in rating does not publicly announce or confirm or inform Hillenbrand that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the Change of Control (whether or not the applicable Change of Control has occurred at the time of the Ratings Event). If a Rating Agency is not providing a rating for the notes during any period, the notes will be deemed to have ceased to be rated Investment Grade by such Rating Agency during such period.
“S&P” means S&P Global Ratings Inc., a division of S&P Global Inc. and its successors.
“Securities Act” means the U.S. Securities Act of 1933, as amended.
“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02(w)(1) or (2) of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the date of issuance of the notes.

“Subsidiary” means, with respect to any specified person:
(1)   any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that person or one or more of the other Subsidiaries of that person (or a combination thereof);
(2)   any partnership (a) the sole general partner or the managing general partner of which is such person or a Subsidiary of such person or (b) the only general partners of which are that person or one or more Subsidiaries of that person (or any combination thereof); or
(3)   any limited liability company (a) the manager or managing member of which is such person or a Subsidiary of such person or (b) the only members of which are that Person or one or more Subsidiaries of that person (or any combination thereof).
Unless the context otherwise requires, “Subsidiary” as used herein shall mean a Subsidiary of Hillenbrand.
“Voting Stock” of any person as of any date means the capital stock of that person that is at the time entitled to vote in the election of the board of directors (or equivalent body) of such person.
Book-entry delivery and settlement
Book-entry
The Depository Trust Company, or “DTC,” which we refer to along with its successors in this capacity as the depositary, will act as securities depositary for the notes. The notes will be issued only as fully registered securities registered in the name of Cede & Co., the depositary’s nominee or such other name as may be requested by an authorized representative of the DTC. One or more fully registered global note certificates, representing the total aggregate principal amount of the notes, will be issued and will be deposited with the depositary or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below.
The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the notes so long as the notes are represented by global security certificates.
Investors may elect to hold interests in the global notes through either DTC in the United States or Clearstream Banking, société anonyme (“Clearstream, Luxembourg”) or Euroclear Bank S.A./N.V., as operator of the Euroclear System (the “Euroclear System”), in Europe if they are participants of such systems, or indirectly through organizations which are participants in such systems. Clearstream, Luxembourg and the Euroclear System will hold interests on behalf of their participants through customers’ securities accounts in Clearstream, Luxembourg’s and the Euroclear System’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, Luxembourg and JPMorgan Chase Bank, N.A. will act as depositary for the Euroclear System (in such capacities, the “United States depositaries”).
DTC advises that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. The depositary holds securities that its participants deposit with the depositary. The depositary also facilitates the settlement among participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The depositary is owned by a number of its direct participants and by the New York Stock Exchange, the American Stock Exchange, Inc., and the Financial Industry Regulatory Authority. Access to the depositary’s system is also available to others, including securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a direct participant, either directly or indirectly. The rules applicable to the depositary and its participants are on file with the SEC.
Clearstream, Luxembourg advises that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream, Luxembourg holds securities for its participating organizations (“Clearstream participants”) and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates. Clearstream, Luxembourg provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic markets in several countries. As a professional depositary, Clearstream, Luxembourg is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream, Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.
Distributions with respect to interests in the notes held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by the United States depositary for Clearstream, Luxembourg.
The Euroclear System advises that it was created in 1968 to hold securities for participants of the Euroclear System (“Euroclear participants”) and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. The Euroclear System is operated by Euroclear Bank S.A./N.V. (the “Euroclear operator”). All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear System cash accounts are accounts with the Euroclear operator. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.
Securities clearance accounts and cash accounts with the Euroclear operator are governed by the terms and conditions governing the use of the Euroclear System and the related operating procedures of the Euroclear System, and applicable Belgian law (collectively, the “terms and conditions”). The terms and conditions govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants, and has no records of or relationship with persons holding through Euroclear participants.
Distributions with respect to the notes held beneficially through the Euroclear System will be credited to the cash accounts of Euroclear participants in accordance with the terms and conditions, to the extent received by the United States depositary for the Euroclear System.
We will issue the notes in definitive certificated form if the depositary notifies us that it is unwilling or unable to continue as depositary or the depositary ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days or an event of default has occurred and is ongoing. We will also issue the notes in definitive certificated form if we determine at any time that the notes shall no longer be represented by global security certificates.

Any global note, or portion thereof, that is exchangeable pursuant to this paragraph will be exchangeable for note certificates, as the case may be, registered in the names directed by the depositary. We expect that these instructions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global security certificates.
As long as the depositary or its nominee is the registered owner of the global security certificates, the depositary or its nominee, as the case may be, will be considered the sole owner and holder of the global security certificates and all notes represented by these certificates for all purposes under the notes and the indenture. Except in the limited circumstances referred to above, owners of beneficial interests in global security certificates:
•
will not be entitled to have the notes represented by these global security certificates registered in their names, and

•
will not be considered to be owners or holders of the global security certificates or any notes represented by these certificates for any purpose under the notes or the indenture.

All payments on the notes represented by the global security certificates and all transfers and deliveries of related notes will be made to the depositary or its nominee, as the case may be, as the holder of the securities.
Ownership of beneficial interests in the global security certificates will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with the depositary or its nominee. Ownership of beneficial interests in global security certificates will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or its nominee, with respect to participants’ interests, or any participant, with respect to interests of persons held by the participant on their behalf. Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in global security certificates may be subject to various policies and procedures adopted by the depositary from time to time. Neither we nor the trustee will have any responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in global security certificates, or for maintaining, supervising or reviewing any of the depositary’s records or any participant’s records relating to these beneficial ownership interests.
Although the depositary has agreed to the foregoing procedures in order to facilitate transfers of interests in the global security certificates among participants, the depositary is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. We will not have any responsibility for the performance by the depositary or its direct participants or indirect participants under the rules and procedures governing the depositary.
The information in this section concerning the depositary, its book-entry system, Clearstream, Luxembourg and the Euroclear System has been obtained from sources that we believe to be reliable, but we have not attempted to verify the accuracy of this information.
Global clearance and settlement procedures
Initial settlement for the notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream participants and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and the Euroclear System, as applicable.
Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its United States depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its United States depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to their respective United States depositaries. Because of time-zone differences, credits of notes received in Clearstream, Luxembourg or the Euroclear System as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such notes settled during such processing will be reported to the relevant Euroclear participant or Clearstream participant on such business day. Cash received in Clearstream, Luxembourg or the Euroclear System as a result of sales of the notes by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or the Euroclear System cash account only as of the business day following settlement in DTC.
Although DTC, Clearstream, Luxembourg and the Euroclear System have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, Clearstream, Luxembourg and the Euroclear System, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued or changed at any time.
Trustee, paying agent and registrar for the notes
U.S. Bank National Association is the trustee under the indenture. In the ordinary course of their businesses, affiliates of the trustee have engaged in commercial banking transactions with us, and may in the future engage in commercial banking and other transactions with us. The trustee is a party to and a lender under our $500 million unsecured term loan facility and $900 million unsecured revolving credit facility.
Initially, the trustee will also act as the paying agent, registrar and custodian for the notes. We may change the paying agent or registrar without prior notice to the holders of the notes, and we or any Subsidiary may act as paying agent or registrar.

U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS
The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of the Notes as of the date hereof to non-U.S. holders (as defined below) that acquire Notes for cash at their original issue price pursuant to this offering. The summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations, judicial decisions, published positions of the Internal Revenue Service (“IRS”), and other applicable authorities, all as in effect as of the date hereof and all of which are subject to change or differing interpretations (possibly with retroactive effect). The discussion does not address all of the tax considerations that may be relevant to a particular person or to persons subject to special treatment under U.S. federal income tax laws (such as financial institutions, broker-dealers, insurance companies, regulated investment companies, real estate investment trusts, controlled foreign corporations, passive foreign investment companies, taxpayers subject to special tax accounting rules, traders in securities who elect to apply a mark-to-market method of accounting, expatriates, tax-exempt organizations, or persons that are, or hold their Notes through, partnerships or other pass-through entities or arrangements), or to persons who hold the Notes as part of a straddle, hedge, conversion, synthetic security, or constructive sale transaction for U.S. federal income tax purposes, all of whom may be subject to tax rules that differ from those summarized below. In addition, this discussion does not address the considerations of the alternative minimum tax, the Medicare tax on net investment income, or any state, local or non-U.S. tax considerations or any tax considerations other than U.S. federal income tax considerations. This summary deals only with persons who hold the Notes as capital assets within the meaning of the Code (generally, property held for investment). No IRS ruling has been or will be sought regarding any matter discussed herein. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of those set forth below. Holders are urged to consult their tax advisors as to the particular U.S. federal tax considerations applicable to them of the acquisition, ownership and disposition of Notes, as well as the effects of state, local and non-U.S. tax laws.
For purposes of this summary, a “non-U.S. holder” means any beneficial owner (other than a partnership or other pass-through entity or arrangement for U.S. federal income tax purposes) that is not, for U.S. federal income tax purposes, a citizen or individual resident of the U.S., a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States or any state thereof, or the District of Columbia, an estate the income of which is subject to U.S. federal income taxation regardless of its source, or a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) the trust has a valid election in effect to be treated as a U.S. person.
If any entity or arrangement treated as a partnership for U.S. federal income tax purposes is a holder of a Note, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of such partnership. Partners and partnerships should consult their tax advisors as to the particular U.S. federal income tax considerations applicable to them.
Interest.   A non-U.S. holder will generally not be subject to U.S. federal income or withholding tax on interest paid on a Note, if the interest is not effectively connected with a non-U.S. holder’s conduct of a U.S. trade or business (and, in the case of certain tax treaties, is not attributable to a permanent establishment or fixed base within the United States), provided that the non-U.S. holder:
(1)   does not actually or constructively, directly or indirectly, own 10% or more of the total combined voting power of all classes of our voting stock;
(2)   is not a controlled foreign corporation that is related to us (directly or indirectly) through stock ownership; and
(3)   certifies to its non-U.S. status and that no withholding is required pursuant to FATCA (see “— FATCA” below) on an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form).
A non-U.S. holder that cannot satisfy the above requirements will generally be exempt from U.S. federal withholding tax with respect to interest paid on the Notes if the holder establishes that such interest is not subject to withholding tax because it is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, in the case of certain tax treaties, is attributable to a permanent establishment or fixed base within the United States) (generally, by providing a properly executed IRS Form W-8ECI). However, to the extent that such interest is effectively connected with the non-U.S. holder’s conduct of a trade or business (and, in the case of certain tax treaties, is attributable to a permanent establishment or fixed base within the United States), the non-U.S. holder will be subject to U.S. federal income tax on a net income basis and, if it is treated as a corporation for U.S. federal income tax purposes, may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits, subject to certain adjustments, unless such holder qualifies for a lower rate under an applicable income tax treaty. In addition, under certain income tax treaties, the U.S. withholding rate on interest payments may be reduced or eliminated, provided the non-U.S. holder complies with the applicable certification requirements (generally, by providing a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E). If a non-U.S. holder does not satisfy the requirements described above and does not establish that the interest is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, in the case of certain tax treaties, is attributable to a permanent establishment or fixed base within the United States), the non-U.S. holder will generally be subject to U.S. withholding tax on payments of stated interest, currently imposed at 30%.
Sale, Exchange or Other Taxable Disposition.   A non-U.S. holder will generally not be subject to U.S. federal income taxation with respect to gain realized on the sale, exchange, redemption, retirement or other taxable disposition of a Note (excluding any amount allocable to accrued and unpaid interest, which amounts will be treated as interest and subject to the rules discussed above in “— Interest”), unless:
(1)   the non-U.S. holder holds the Note in connection with the conduct of a U.S. trade or business (and, in the case of certain tax treaties, the gain is attributable to a permanent establishment or fixed base within the United States), in which case such gain will be taxed on a net income basis in the same manner as interest that is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States as described above; or
(2)   in the case of an individual, such individual is present in the United States for 183 days or more during the taxable year in which such gain is realized and certain other conditions are met, in which case the non-U.S. holder will be subject to a U.S. federal income tax, currently at a rate of 30%, on the excess, if any, of such gain plus all other U.S. source capital gains recognized by such holder during the same taxable year over the non-U.S. holder’s U.S. source capital losses recognized during such taxable year.
FATCA.   Under the Foreign Account Tax Compliance Act and the regulations and administrative guidance promulgated thereunder (“FATCA”), withholding at a rate of 30% will generally be required in certain circumstances on interest payments in respect of Notes held by or through certain foreign financial institutions (including investment funds), unless such institution otherwise qualifies for an exemption or (i) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (ii) if required under an intergovernmental agreement between the U.S. and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country, or other guidance, may modify these requirements. Similarly, in certain circumstances, interest payments in respect of Notes held by an investor that is a non-financial non-U.S. entity that do not qualify under certain exemptions will generally be subject to withholding at a rate of 30%, unless such entity either (i) certifies that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which we will in turn provide to the IRS. Accordingly, the entity through which the Notes are held will affect the determination of whether withholding under the rules described in this paragraph is required. With respect to FATCA, we will not pay any additional amounts to non-U.S. holders in respect of any amounts withheld. Prospective investors should consult their tax advisors regarding the possible implications of these rules on their investment in the Notes.

UNDERWRITING
We have entered into an underwriting agreement with HSBC Securities (USA) Inc., J.P. Morgan Securities LLC and Commerz Markets LLC, as representatives of the underwriters, pursuant to which, and subject to its terms and conditions, we have agreed to sell to the underwriters, and each of the underwriters below has severally agreed to purchase from us, the respective principal amount of Notes shown opposite its name in the following table.
Underwriters	Principal Amount of Notes
HSBC Securities (USA) Inc.	$121,363,000
J.P. Morgan Securities LLC	$45,763,000
Commerz Markets LLC	$28,262,000
BMO Capital Markets Corp	$23,275,000
Citizens Capital Markets, Inc.	$23,275,000
Wells Fargo Securities, LLC	$23,275,000
PNC Capital Markets LLC	$14,962,000
SMBC Nikko Securities America, Inc.	$13,300,000
U.S. Bancorp Investments, Inc.	$13,300,000
Fifth Third Securities, Inc.	$9,975,000
Truist Securities, Inc.	$9,975,000
Barrington Research Associates, Inc.	$3,325,000
CJS Securities, Inc.	$3,325,000
D.A. Davidson & Co.	$3,325,000
DZ Financial Markets LLC	$3,325,000
Santander Investment Securities Inc.	$3,325,000
Skandianaviska Enskilda Banken AB (publ)	$3,325,000
Sidoti & Company, LLC	$3,325,000
Total	$350,000,000
The underwriting agreement provides that the underwriters’ obligation to purchase the Notes depends on the satisfaction of the conditions contained in the underwriting agreement. The underwriters will be obligated to purchase all the securities if any are purchased.
Skandinaviska Enskilda Banken AB (publ) (“SEB”) is not a U.S. registered broker-dealer and, therefore, intends to participate in the offering outside of the United States and, to the extent that the offering by SEB is within the United States, it will offer to and place securities with investors through SEB Securities Inc, an affiliated U.S. broker-dealer. The activities of SEB in the United States will be effected only to the extent permitted by Rule 15a-6 under the Exchange Act, as amended.
We have agreed to indemnify the underwriters against certain liabilities, including certain liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make in respect of those liabilities.
The Notes are being offered by the several underwriters, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of certain legal matters by counsel for the underwriters and certain other conditions. The underwriters reserve the right to withdraw, cancel or modify offers to investors and to reject orders in whole or in part.
Discounts, Commissions and Expenses
The following table shows the underwriting discounts we will pay to the underwriters. The underwriting fee is the difference between the initial public offering price and the amount the underwriters pay to us for the Notes:

Per Note	Total
1.000%	$3,500,000
We estimate that the expenses of this offering that are payable by us, including registration, filing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts, will be approximately $1.5 million. We have also agreed to reimburse the underwriters for certain of their expenses in an amount up to $35,000.
New Issue of Securities
The Notes are a new issue of securities with no established trading market. We do not intend to list the Notes on any securities exchange or arrange for quotation of the Notes on any automated dealer quotation system. The underwriters have advised us that they presently intend to make a market in the Notes as permitted by applicable laws and regulations. The underwriters are not obligated, however, to make a market in the Notes, and they may discontinue this market making at any time in their sole discretion. Accordingly, we cannot assure investors that there will be an adequate trading market for the Notes or of the liquidity of that market.
Price Stabilization, Short Positions and Penalty Bids
The representatives may engage in stabilizing transactions, short sales, purchases to cover positions created by short sales, penalty bids or purchases for the purpose of pegging, fixing or maintaining the price of the Notes in accordance with Regulation M under the Exchange Act.
•
Stabilizing transactions permit bids to purchase the Notes so long as the stabilizing bids do not exceed a specified maximum.

•
A syndicate short position is created by sales by the underwriters of Notes in excess of the principal amount of Notes the underwriters are obligated to purchase in the offering. Since the underwriters in this offering do not have an over-allotment option to purchase additional Notes, their short position, if any, will be a naked short position. A naked short position can be closed out only by buying Notes in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the Notes in the open market after pricing that could adversely affect investors who purchase in the offering.

•
Syndicate covering transactions involve purchases of Notes in the open market after the distribution has been completed in order to cover syndicate short positions.

•
Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the Notes originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the Notes or preventing or retarding a decline in the market price of the Notes. As a result, the price of the Notes may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions in the over the counter market or otherwise. These transactions, if commenced, may be discontinued at any time.
Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, neither we nor the underwriters make any representation that the representatives will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.
Clear Market
We have agreed not to, directly or indirectly, issue, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any debt securities that are substantially similar to the Notes and the guarantees from the date of this prospectus supplement until the closing of this offering without the prior written consent of HSBC Securities (USA) Inc., J.P. Morgan Securities LLC and Commerz Markets LLC.

Indemnification
We have agreed to indemnify the underwriters against liabilities relating to the offering, including liabilities under the Securities Act and to contribute to payments that the underwriters may be required to make for these liabilities.
Other Relationships
Certain of the underwriters and their respective affiliates are full service financial institutions that have engaged in, and may in the future engage in, investment banking, commercial banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions or other payments for these transactions. Certain of the underwriters or their affiliates have lending or credit arrangements with us including as joint lead arrangers and lenders under the Credit Agreement and consequently may receive a portion of the net proceeds of this offering. U.S. Bancorp Investments, Inc., one of the underwriters, is an affiliate of the Trustee.
In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments, including serving as counterparties to certain derivative and hedging arrangements, and may actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of these underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Extended Settlement
We expect that delivery of the Notes will be made to investors on or about March 3, 2021, which will be five business days following the date of this prospectus supplement (such settlement being referred to as “T+5’’. Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers of the Notes who wish to trade the Notes on the date of this prospectus supplement or the next two business days will be required, by virtue of the fact that the Notes initially will settle in T+5, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisors.
Notice to Investors
Australia
No placement document, prospectus, product disclosure statement or other disclosure document (including as defined in the Corporations Act 2001 (Cth) (“Corporations Act”)) has been or will be lodged with the Australian Securities and Investments Commission (“ASIC”) or any other governmental agency, in relation to the offering. This prospectus supplement and the accompanying prospectus do not constitute a prospectus, product disclosure statement or other disclosure document for the purposes of Corporations Act, and do not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act. No action has been taken which would permit an offering of the Notes in circumstances that would require disclosure under Parts 6D.2 or 7.9 of the Corporations Act.

The Notes may not be offered for sale, nor may application for the sale or purchase or any Notes be invited in Australia (including an offer or invitation which is received by a person in Australia) and neither this prospectus supplement, the accompanying prospectus nor any other offering material or advertisement relating to the Notes may be distributed or published in Australia unless, in each case:
(a)
The aggregate consideration payable on acceptance of the offer or invitation by each offeree or invitee is at least A$500,000 (or its equivalent in another currency, in either case, disregarding moneys lent by the person offering the Notes or making the invitation or its associates) or the offer or invitation otherwise does not require disclosure to investors in accordance with Part 6D.2 or 7.9 of the Corporations Act;

(b)
the offer, invitation or distribution complied with the conditions of the Australian financial services license of the person making the offer, invitation or distribution or an applicable exemption from the requirement to hold such license;

(c)
the offer, invitation or distribution complies with all applicable Australian laws, regulations and directives (including, without limitation, the licensing requirements set out in Chapter 7 of the Corporations Act);

(d)
the offer or invitation does not constitute an offer or invitation to a person in Australia who is a “retail client” as defined for the purposes of Section 761G of the Corporations Act; and

(e)
such action does not require any document to be lodged with ASIC or the ASX.

Canada
The Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment hereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Dubai International Financial Centre
This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this prospectus supplement. The Notes to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Notes offered should conduct their own due diligence on the Notes. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

European Economic Area
Neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of the Prospectus Regulation (as defined below). This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of Notes in any Member State of the European Economic Area (the “EEA”), which has implemented the Prospectus Regulation (each, a “Relevant Member State”), will only be made to a legal entity which is a qualified investor under the Prospectus Regulation (“Qualified Investors”). Accordingly any person making or intending to make an offer in that Relevant Member State of Notes which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus may only do so with respect to Qualified Investors. Neither Hillenbrand nor the underwriters have authorized, nor do they authorize, the making of any offer of Notes other than to Qualified Investors. The expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended or superseded), and includes any relevant implementing measure in the Relevant Member State.
Prohibition of sales to EEA retail investors — The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, (a) a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97, as amended or superseded, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation; and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes. Consequently no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”), for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
Hong Kong
The Notes have not been offered or sold and will not be offered or sold in Hong Kong by means of any document other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made thereunder or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the “C(WUMP)O”), or which do not constitute an offer to the public within the meaning of C(WUMP)O; and no advertisement, invitation or document relating to the Notes may be issued or may be in the possession of any person for the purposes of issue (in each case whether in Hong Kong or elsewhere) which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong or otherwise is or contains an invitation to the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.
Japan
The Notes have not been and will not be registered for a public offering in Japan pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended) (the “FIEA”), and accordingly, have not been and will not be offered or sold, directly or indirectly, in Japan or to or for the account or benefit of any Japanese Person, or to others for re-offering or resale, directly or indirectly, in Japan or to or for the account or benefit of any Japanese Person, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations, ordinances and ministerial guidelines of Japan in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan including any corporation or other entity organized under the laws of Japan.
Singapore
This prospectus supplement and the accompanying prospectus have not been and will not be registered as a prospectus under the Securities and Futures Act, Chapter 289 of Singapore (“SFA”), by the Monetary

Authority of Singapore, and the offer of the Notes in Singapore is made primarily pursuant to the exemptions under Sections 274 and 275 of the SFA. Accordingly, this prospectus supplement and the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor as defined in Section 4A of the SFA (an “Institutional Investor”), pursuant to Section 274 of the SFA, (ii) to an accredited investor as defined in Section 4A of the SFA (an “Accredited Investor”), or other relevant person as defined in Section 275(2) of the SFA (a “Relevant Person”), and pursuant to Section 275(1) of the SFA, or to any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with, the conditions of any other applicable exemption or provision of the SFA.
It is a condition of the offer that where the Notes are subscribed for or acquired pursuant to an offer made in reliance on Section 275 of the SFA by a Relevant Person which is:
(a)
corporation (which is not an Accredited Investor), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or

(b)
a trust (where the trustee is not an Accredited Investor), the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an Accredited Investor, securities or securities-based derivatives contracts (each term as defined in Section 2(l) of the SFA) of that corporation, and the beneficiaries’ rights and interest (howsoever described) in that trust, shall not be transferred within six months after that corporation or that trust has subscribed for or acquired the Notes except:

(1)   to an Institutional Investor, or an Accredited Investor or other Relevant Person, or which arises from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(i)(B) of the SFA (in the case of that trust);
(2)   where no consideration is or will be given for the transfer; or
(3)   where the transfer is by operation of law.
Singapore’s Securities and Futures Act Product Classification — Solely for the purposes of its obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the SFA, the issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the Notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and “Excluded Investment Products” (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Switzerland
The Notes may not be publicly offered, sold or advertised, directly or indirectly, in or from Switzerland, and will not be listed on the SIX Swiss Exchange Ltd or any other exchange or regulated trading venue in Switzerland. None of this prospectus supplement, the accompanying prospectus or any other offering or marketing material relating to the Notes constitutes a prospectus as such term is understood pursuant to article 652a or article 1156 of the Swiss Federal Code of Obligations or a listing prospectus within the meaning of the listing rules of the SIX Swiss Exchange Ltd or any other exchange or regulated trading venue in Switzerland, and none of this prospectus supplement, the accompanying prospectus or any other offering or marketing material relating to the Notes may be publicly distributed or otherwise made publicly available in Switzerland.
Taiwan
The Notes may be made available for purchase outside Taiwan by investors residing in Taiwan (either directly or through properly licensed Taiwan intermediaries acting on behalf of such investors) but may not be offered or sold in Taiwan.

United Arab Emirates
The Notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Abu Dhabi Global Market and the Dubai International Financial Centre) other than in compliance with the laws, regulations and rules of the United Arab Emirates, the Abu Dhabi Global Market and the Dubai International Financial Centre governing the issue, offering and sale of securities. Further, this prospectus supplement and the accompanying prospectus do not constitute a public offer of securities in the United Arab Emirates (including the Abu Dhabi Global Market and the Dubai International Financial Centre) and are not intended to be a public offer. This prospectus supplement and the accompanying prospectus have not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, the Financial Services Regulatory Authority or the Dubai Financial Services Authority.
United Kingdom
Neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “UK Prospectus Regulation”). This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of Notes in the United Kingdom (“UK”), will only be made to a legal entity which is a qualified investor under the UK Prospectus Regulation (“Qualified Investors”). Accordingly any person making or intending to make an offer in the UK of Notes which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus may only do so with respect to Qualified Investors. Neither Hillenbrand nor the underwriters have authorized, nor do they authorize, the making of any offer of Notes other than to Qualified Investors.
Prohibition of sales to UK retail investors — The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the UK. For these purposes, (a) a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or (ii) a customer within the meaning of the provisions of the UK’s Financial Services and Markets Act 2000 (as amended) (“FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA; and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes. Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.
The communication of this prospectus supplement, the accompanying prospectus and any other document or materials relating to the issue of the Notes offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of FSMA. Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. The communication of such documents and/or materials as a financial promotion is only being made to those persons in the United Kingdom who have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), or who fall within Article 49(2)(a) to (d) of the Financial Promotion Order, or who are any other persons to whom it may otherwise lawfully be made under the Financial Promotion Order, or all such persons together being referred to as relevant persons. In the United Kingdom, the Notes offered hereby are only available to, and any investment or investment activity to which this prospectus supplement, the accompanying prospectus relates will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus or any of their contents.

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the Notes may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to Hillenbrand.
All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the Notes in, from or otherwise involving the United Kingdom.
LEGAL MATTERS
Certain legal matters as to the validity of the Notes are being passed upon by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, and Ice Miller LLP, Indianapolis, Indiana. Latham and Watkins, LLP will act as counsel to the underwriters in connection with the offering.
EXPERTS
Our consolidated financial statements included in our Annual Report on Form 10-K for the year ended September 30, 2020, and the effectiveness of our internal control over financial reporting as of September 30, 2020 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
The financial statements as of September 30, 2019 and for each of the two years in the period ended September 30, 2019 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended September 30, 2020 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The consolidated financial statements of Milacron Holdings Corp. appearing in our Current Report on Form 8-K, dated November 21, 2019, for the year ended December 31, 2018 (including the schedule appearing therein), and the effectiveness of Milacron Holdings Corp.’s internal control over financial reporting as of December 31, 2018 included in Milacron Holding Corp.’s Annual Report on Form 10-K, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS
HILLENBRAND, INC.
Debt Securities
Guarantees of Debt Securities
Common Stock
Preferred Stock
Warrants

From time to time, we may offer debt securities, guarantees for debt securities, common stock, preferred stock or warrants.
We will provide the specific terms of any offering and the offered securities in supplements to this prospectus. These securities may be offered separately or together in any combination and as separate series. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest in our securities.
We may sell the securities to or through underwriters, and also to other purchasers or through agents, whether or not owned on the date hereof. The names of the underwriters will be stated in the prospectus supplements and other offering material. We may also sell securities directly to investors.
This prospectus may not be used to sell securities unless accompanied by a prospectus supplement which will describe the method and terms of the related offering.
Our common stock is listed on the New York Stock Exchange under the symbol “HI.” Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.
Investing in our securities involves certain risks. See “Risk Factors “ beginning on page 6 of this prospectus and Part I, Item 1A, “Risk Factors “ beginning on page 10 of our Annual Report on Form 10-K for the fiscal year ended September 30, 2018, filed with the SEC on November 13, 2018, which is incorporated by reference herein, as well as the other information included and incorporated by reference herein, to read about factors you should consider before deciding to invest in our securities.
Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 9, 2019.

In this prospectus, except as otherwise noted, the words “we,” “our,” “ours” and “us” refer to Hillenbrand, Inc. and all of its subsidiaries.
You should rely only on the information contained in or incorporated by reference into this prospectus or any related prospectus supplement. We and the underwriters have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. The information in this prospectus, any related prospectus supplement and the documents incorporated by reference herein and therein is accurate only as of their respective dates, even though this prospectus may be delivered or securities may be sold under this prospectus on a later date. Our business, financial condition, results of operations, cash flows and prospects may have changed since those dates.
ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act of 1933, as amended, or the Securities Act. Under this shelf registration process, we may sell, from time to time, an indeterminate amount of any combination of debt securities, common stock, preferred stock or warrants, as described in this prospectus, in one or more offerings. As allowed by the SEC rules, this prospectus does not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules or regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.
This prospectus provides you with a general description of the securities that we may offer. Each time that securities are sold, a prospectus supplement containing specific information about the terms of that offering, including the securities offered, will be provided. The prospectus supplement will contain more specific information about the offering. The prospectus supplement also may add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the information in any such prospectus supplement, you should rely on the information in such prospectus supplement. Please carefully read both this prospectus and any prospectus supplement together with the additional information described below under the section entitled “Incorporation of Certain Documents by Reference.”
We may sell these securities on a continuous or delayed basis directly, through underwriters, dealers or agents as designated from time to time, or through a combination of these methods. We and our agents reserve the sole right to accept and to reject in whole or in part any proposed purchase of the securities. The names of any such underwriters, dealers or agents involved in the sale of any such securities, and any applicable fee, commission or discount arrangements with them, will be described in the applicable prospectus supplement for such securities.
You should not assume that the information contained in this prospectus or any prospectus supplement is accurate on any date other than the date on the front cover of such documents or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus or any prospectus supplement is delivered or securities are sold on a later date. Neither the delivery of this prospectus or any applicable prospectus supplement nor any distribution of securities pursuant to such documents shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus or any applicable prospectus supplement or in our affairs since the date of this prospectus or any applicable prospectus supplement.
Our principal offices are located at One Batesville Boulevard, Batesville, Indiana 47006 and our telephone number is (812) 934-7500.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and its rules and regulations. The Exchange Act requires us to file reports, proxy statements and other information with the SEC. Copies of these reports, proxy statements and other information can be read and copied at: SEC Public Reference Room, 100 F Street N.E., Washington, D.C. 20549. The SEC maintains a web site that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC. These materials may be obtained electronically by accessing the SEC’s website at http://www.sec.gov.
This prospectus and any prospectus supplement, which form a part of the registration statement, do not contain all the information that is included in the registration statement. You will find additional information about us in the registration statement. Any statements made in this prospectus or any prospectus supplement concerning the provisions of legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC and incorporated by reference herein or therein for a more complete understanding of the document or matter.
We make available, free of charge on our website, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy statements and amendments to these reports filed or furnished pursuant to Section 13(a), 14 or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file these documents with, or furnish them to, the SEC. These documents are posted on our website at www.Hillenbrand.com. The information contained on our website (other than the SEC filings expressly referred to below) is not incorporated by reference herein and does not form a part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to incorporate into this prospectus information we file with the SEC in other documents. The information incorporated by reference is considered to be part of this prospectus and information we later file with the SEC will automatically update and supersede this information. The documents listed below, previously filed with the SEC, are incorporated by reference herein:
•
Annual Report on Form 10-K for the fiscal year ended September 30, 2018, filed with the SEC on November 13, 2018;

•
Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2018, filed with the SEC on January 29, 2019;

•
Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019, filed with the SEC on May 1, 2019;

•
Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2019, filed with the SEC on July 31, 2019;

•
Portions of the Definitive Proxy Statement on Schedule 14A, filed with the SEC on January 2, 2019, that are incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended September 30, 2018, filed with the SEC on November 13, 2018;

•
Current Reports on Form 8-K filed with the SEC on December 10, 2018, February 15, 2019, July 12, 2019, July 16, 2019, August 22, 2019, September 4, 2019 and September 9, 2019;

•
The description of our common stock contained in our Registration Statement on Form 10-12B, filed with the SEC on November 5, 2007, including any amendment or report filed for the purpose of updating such description;

•
The audited consolidated balance sheets of Milacron Holdings Corp. (“Milacron”) as of December 31, 2018 and 2017, and the related consolidated statements of operations, comprehensive income (loss), shareholders’ equity, and cash flows for the years ended December 31, 2018, 2017 and 2016, and the notes related thereto contained in Item 8 of Exhibit 99.1 to Milacron’s Current Report on Form 8-K filed on September 6, 2019; and

•
The unaudited condensed consolidated balance sheets of Milacron as of June 30, 2019 and December 31, 2018, and the related unaudited condensed consolidated statements of operations, comprehensive income (loss), shareholders’ equity, and cash flows for the six months ended June 30, 2019 and 2018, and the notes related thereto contained in Milacron’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2019.

Whenever after the date of this prospectus, and before the termination of the offering of the securities made under this prospectus, we file reports or documents under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, those reports and documents will be deemed to be incorporated by reference into this prospectus from the time they are filed. Notwithstanding the above, information that is “furnished” to the SEC (including information furnished under Item 2.02 or 7.01 of Form 8-K and corresponding information furnished under Item 9.01 or included as an exhibit) shall not be incorporated by reference or deemed to be incorporated by reference into this prospectus or the related registration statement, unless specifically stated otherwise.
We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference into this prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Requests may be made by telephone at (812) 934-7500, or by sending a written request to Hillenbrand, Inc., One Batesville Boulevard, Batesville, Indiana 47006, Attention: Secretary.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS
Throughout this prospectus and any applicable prospectus supplement, we make a number of “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. For a discussion of factors that could cause actual results to differ from those contained in forward-looking statements, see the section entitled “Risk Factors” in this prospectus and any applicable prospectus supplement and any sections entitled “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” contained in documents incorporated by reference into this prospectus or any applicable prospectus supplement. As the words imply, these are statements about future plans, objectives, beliefs, and expectations that might or might not happen in the future, as contrasted with historical information. Forward-looking statements are based on assumptions that we believe are reasonable, but by their very nature are subject to a wide range of risks. If our assumptions prove inaccurate or unknown risks and uncertainties materialize, actual results could vary materially from Hillenbrand’s expectations and projections. Words that could indicate we are making forward-looking statements include:
intend	believe	plan	expect	may	goal	would
become	pursue	estimate	will	forecast	continue	could
target	encourage	promise	improve	progress	potential	should
This is not an exhaustive list, but is intended to give you an idea of how we try to identify forward-looking statements. The absence of any of these words, however, does not mean that the statement is not forward-looking.
Here is the key point: Forward-looking statements are not guarantees of future performance, and our actual results could differ materially from those set forth in any forward-looking statements.
Any number of factors, many of which are beyond our control, could cause our performance to differ significantly from what is described in the forward-looking statements. This includes the impact of the Tax Act on the Company’s financial position, results of operations, and cash flows. We assume no obligation to update or revise any forward-looking statements.

THE COMPANY
We are a global diversified industrial company with multiple leading brands that serve a wide variety of industries around the world. Our portfolio is composed of two business segments: the Process Equipment Group and Batesville®. The Process Equipment Group businesses design, develop, manufacture, and service highly engineered industrial equipment around the world. Batesville is a recognized leader in the death care industry in North America. Hillenbrand was incorporated on November 1, 2007, in the state of Indiana and began trading on the New York Stock Exchange under the symbol “HI” on April 1, 2008. “Hillenbrand,” “the Company,” “we,” “us,” “our,” and similar words refer to Hillenbrand, Inc. and its subsidiaries unless context otherwise requires.
Although Hillenbrand has been a public company for a little more than ten years, the businesses owned by Hillenbrand have been in operation for many decades.
We are an Indiana corporation and the address of our principal executive offices is One Batesville Boulevard, Batesville, Indiana 47006. Our telephone number is (812) 934-7500, and our website is www.Hillenbrand.com. Any references in this prospectus to our website are inactive textual references only, and the information contained on or that can be accessed through our website (except for the SEC filings expressly incorporated by reference herein) is not incorporated in, and is not a part of, this prospectus, and any such information should not be relied upon in connection with any investment decision to purchase any securities.

RISK FACTORS
Investing in our securities involves risks. Before you decide whether to purchase any of our securities, you should carefully review the risk factors contained in our filings under the Exchange Act (including those in our Annual Report on Form 10-K for the fiscal year ended September 30, 2018 and in our subsequent quarterly reports on Form 10-Q), each of which are incorporated by reference into this prospectus, the information contained under the heading “Cautionary Statement Concerning Forward-Looking Statements” in this prospectus or under any similar heading in any applicable prospectus supplement or in any document incorporated herein or therein by reference. The risks and uncertainties described in our SEC filings are not the only risks we face. Additional risks not currently known or considered immaterial by us at this time and thus not listed could also result in adverse effects on our business. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. If any such risks and uncertainties actually occur, our business, financial condition, results of operations, cash flows and prospects could be materially and adversely affected, the market price of our securities could decline and you could lose all or part of your investment. See “Incorporation of Certain Documents by Reference” and “Cautionary Statement Regarding Forward-Looking Statements.”

USE OF PROCEEDS
We intend to use the net proceeds from the sales of the securities offered by us as set forth in the applicable prospectus supplement.

DESCRIPTION OF SECURITIES
This prospectus contains summary descriptions of the debt securities, guarantees of debt securities, common stock, preferred stock and warrants that we may offer and sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES
References to “Hillenbrand,” “us,” “we” or “our” in this section mean Hillenbrand, Inc., and do not include the consolidated subsidiaries of Hillenbrand, Inc. In this section, references to “holders” mean those who own debt securities registered in their own names, on the books that we or the applicable trustee maintain for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries.
We may offer secured or unsecured debt securities, which may be convertible. Our debt securities and any related guarantees will be issued under an indenture, dated July 9, 2010, between us and U.S. Bank National Association, as trustee. The debt securities will be structurally subordinated to all existing and future liabilities, including trade payables, of our subsidiaries that do not guarantee the debt securities, and the claims of creditors of those subsidiaries, including trade creditors, will have priority as to the assets and cash flows of those subsidiaries.
We have summarized certain general features of the debt securities from the indenture. A copy of the indenture is attached as an exhibit to the registration statement of which this prospectus forms a part. The following description of the terms of the debt securities and the guarantees sets forth certain general terms and provisions. The particular terms of the debt securities and guarantees offered by any prospectus supplement (including which indenture such securities will be governed by) and the extent, if any, to which such general provisions may apply to the debt securities and guarantees will be described in the related prospectus supplement. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the related prospectus supplement and to the following description.
General
The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The debt securities may be issued in one or more series as may be authorized from time to time.
Reference is made to the applicable prospectus supplement for the following terms of the debt securities (if applicable):
•
the title and aggregate principal amount of the debt securities;

•
whether the debt securities will be senior, subordinated or junior subordinated;

•
whether the debt securities will be secured or unsecured;

•
the specific indenture under which the debt securities will be issued;

•
whether the debt securities are convertible or exchangeable into other securities;

•
the percentage or percentages of principal amount at which such debt securities will be issued;

•
the interest rate(s) or the method for determining the interest rate(s);

•
the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

•
the maturity date;

•
redemption or early repayment provisions;

•
authorized denominations;

•
form;

•
amount of discount or premium, if any, with which such debt securities will be issued;

•
whether such debt securities will be issued in whole or in part in the form of one or more global securities;

•
the identity of the depositary for global securities;

•
whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

•
the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

•
any covenants applicable to the particular debt securities being issued;

•
any defaults and events of default applicable to the particular debt securities being issued;

•
the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination, security and release of the guarantees), if any;

•
any restriction or condition on the transferability of the debt securities;

•
the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;

•
the time period within which, the manner in which and the terms and conditions upon which the purchaser of the debt securities can select the payment currency;

•
the securities exchange(s) on which the securities will be listed, if any;

•
whether any underwriter(s) will act as market maker(s) for the securities;

•
the extent to which a secondary market for the securities is expected to develop;

•
our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

•
provisions relating to covenant defeasance and legal defeasance;

•
provisions relating to satisfaction and discharge of the indenture;

•
provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture; and

•
additional terms not inconsistent with the provisions of the indenture.

One or more series of debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities.
United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement.
Debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked and certain additional United States federal income tax considerations will be set forth in the applicable prospectus supplement.
The term “debt securities” includes debt securities denominated in U.S. dollars or, if specified in the applicable prospectus supplement, in any other freely transferable currency or units based on or relating to foreign currencies.
We expect most debt securities to be issued in fully registered form without coupons and in denominations of $2,000 and integral multiples of $1,000 in excess thereof. Subject to the limitations provided in the applicable indenture and in the applicable prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the office of the applicable trustee maintained in the Borough of Manhattan, The City of New York or the principal corporate trust office of the applicable trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Guarantees
Any debt securities may be guaranteed by one or more of our direct or indirect subsidiaries. Each prospectus supplement will describe any guarantees for the benefit of the series of debt securities to which it relates, including required financial information of the subsidiary guarantors, as applicable.
Global Securities
The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary (the “depositary”) identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.
Governing Law
The indenture, the debt securities and the guarantees shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to the principles thereof relating to conflicts of law.

DESCRIPTION OF CAPITAL STOCK
The following is a description of certain material terms of our restated and amended articles of incorporation (as amended, our “Articles of Incorporation”), our amended and restated code of by-laws (our “By-Laws”, and together with our Articles of Incorporation, our “organizational documents”) and certain provisions of Indiana law. The following summary does not purport to be complete and is qualified in its entirety by reference to our Articles of Incorporation and By-Laws, copies of which are filed as exhibits incorporated by reference to the registration statement of which this prospectus forms a part, and the relevant provisions of Indiana law.
General
Our authorized capital structure consists of:
•
199,000,000 shares of common stock, without par value, and

•
1,000,000 shares of preferred stock

As of July 25, 2019, there were 62,667,094 shares of common stock and no shares of preferred stock issued and outstanding.
Common Stock
Voting
The holders of our common stock are entitled to one vote for each share held of record on each matter submitted to a vote of shareholders, including the election of directors, and do not have any right to cumulate votes in the election of directors.
Dividends
Subject to the rights and preferences of the holders of any series of preferred stock which may at the time be outstanding, holders of our common stock are entitled to share equally such dividends as our board of directors may declare out of funds legally available.
Liquidation Rights
The holders of our common stock are entitled to receive our net assets upon dissolution except as may otherwise be provided in an amendment to our Articles of Incorporation setting out the terms for a series of preferred stock.
Other matters
Holders of our common stock have no conversion, preemptive or other subscription rights and there are no redemption rights or sinking fund provisions with respect to the common stock.
Our common stock is traded on the New York Stock Exchange under the symbol “HI.”
The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.
Preferred Stock
We are authorized to issue up to 1,000,000 shares of preferred stock in one or more series. Our Articles of Incorporation authorize our board of directors to fix the rights, preferences, privileges and restrictions granted to or imposed upon the preferred stock, including voting rights, dividend rights, conversion rights, terms of redemption, liquidation preference, sinking fund terms, subscription rights and the number of shares constituting any series or the designation of a series. All shares of preferred stock of the same series must be identical with each other in all respects.
When we issue preferred stock, we will provide specific information about the particular class or series being offered in a prospectus supplement. This information will include some or all of the following:

•
the serial designation and the number of shares in that series;

•
the dividend rate or rates, whether dividends shall be cumulative and, if so, from what date, the payment date or dates for dividends, and any participating or other special rights with respect to dividends;

•
any voting powers of the shares;

•
whether the shares will be redeemable and, if so, the price or prices at which, and the terms and conditions on which the shares may be redeemed;

•
the amount or amounts payable upon the shares in the event of voluntary or involuntary liquidation, dissolution or winding up of us prior to any payment or distribution of our assets to any class or classes of our stock ranking junior to the preferred stock;

•
whether the shares will be entitled to the benefit of a sinking or retirement fund and, if so entitled, the amount of the fund and the manner of its application, including the price or prices at which the shares may be redeemed or purchased through the application of the fund;

•
whether the shares will be convertible into, or exchangeable for, shares of any other class or of any other series of the same or any other class of our stock or the stock of another issuer, and if so convertible or exchangeable, the conversion price or prices, or the rates of exchange, and any adjustments to the conversion price or rates of exchange at which the conversion or exchange may be made, and any other terms and conditions of the conversion or exchange; and

•
any other preferences, privileges and powers, and relative, participating, optional, or other special rights, and qualifications, limitations or restrictions, as our board of directors may deem advisable and as shall not be inconsistent with the provisions of our Articles of Incorporation.

Depending on the rights prescribed for a series of preferred stock, the issuance of preferred stock could have an adverse effect on the voting power of the holders of common stock and could adversely affect holders of common stock by delaying or preventing a change in control of us, making removal of our present management more difficult or imposing restrictions upon the payment of dividends and other distributions to the holders of common stock.
The preferred stock, when issued, will be fully paid and non-assessable. Unless the applicable prospectus supplement provides otherwise, the preferred stock will have no preemptive rights to subscribe for any additional securities which may be issued by us in the future. The transfer agent and registrar for the preferred stock will be specified in the applicable prospectus supplement.
Certain Anti-Takeover Matters
Certain provisions of our organizational documents, as well as certain provisions of the Indiana Business Corporation Law (the “IBCL”), may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include:
Classified Board of Directors
Our Articles of Incorporation and By-Laws provide for our board of directors to be composed of not fewer than seven directors and to be divided into three classes of directors, as nearly equal in number as possible, serving staggered terms. Our By-Laws also provide that our board of directors shall not consist of more than thirteen directors. Approximately one-third of our board will be elected each year. Under our Articles of Incorporation, our directors can be removed only for cause and only upon the affirmative vote of the holders of at least two-thirds of the voting power of all shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class. The provisions for our classified board and certain other board of director matters may be amended, altered or repealed only upon the affirmative vote of the holders of at least two-thirds of the voting power of all shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class.
Under Chapter 23 of the IBCL, a corporation with a class of voting shares registered with the SEC under Section 12 of the Exchange Act must have a classified board unless the corporation adopted a by-law expressly electing not to be governed by this provision by the later of July 31, 2009 or 30 days after the corporation’s voting shares are registered under Section 12 of the Exchange Act. We adopted a by-law electing not to be subject to this mandatory requirement on July 15, 2009.
The provision for a classified board in our Articles of Incorporation could prevent a party that acquires control of a majority of the outstanding voting stock from obtaining control of our board until the second annual shareholders’ meeting following the date the acquiror obtains the controlling stock interest. The classified board provision could have the effect of discouraging a potential acquiror from making a tender offer for our shares or otherwise attempting to obtain control of us and could increase the likelihood that our incumbent directors will retain their positions.
We believe that a classified board helps to assure the continuity and stability of our board and our business strategies and policies as determined by our board, because a majority of the directors at any given time will have prior experience on our board. The classified board provision also helps to ensure that our board, if confronted with an unsolicited proposal from a third party that has acquired a block of our voting stock, will have sufficient time to review the proposal and appropriate alternatives and to seek the best available result for all shareholders.
After the initial term of each class, our directors will serve three-year terms. At each annual meeting of shareholders, a class of directors will be elected for a three-year term to succeed the directors of the same class whose terms are then expiring.
Our Articles of Incorporation further provide that vacancies or newly created directorships in our board may only be filled by the vote of a majority of the directors then in office, and any director so chosen will hold office until the next annual meeting of shareholders.
At any annual or special meeting of directors, our By-Laws require the presence of a majority of the duly elected and qualified members then occupying office as a quorum. Our Articles of Incorporation provide for a quorum of one-third of such members unless the By-Laws otherwise specify (which they do).
Removal of Directors Only for Cause; Filling Vacancies
Our organizational documents provide that, subject to the right of holders of any series of preferred stock to elect directors, any director may be removed from office, but only for cause and only by the affirmative vote of the holders of at least 2/3 of the combined voting power of all of the shares of our capital stock entitled to vote generally in the election of directors. Our organizational documents also provide that, subject to the right of holders of any series of preferred stock to elect directors, any newly created directorships resulting from an increase in the number of directors and any vacancy on the board shall be filled by the affirmative vote of a majority of the remaining directors then in office. Any director elected in accordance with the preceding sentence will hold office for a term expiring at the next annual meeting of shareholders and until such director’s successor is duly elected and qualified. No decrease in the number of directors constituting the board of directors shall shorten the term of any incumbent director.
The director removal and vacancy provisions restrict the ability of a third party to remove incumbent directors and simultaneously gain control of the board of directors by filling the vacancies created by removal with its own nominees.
Shareholder Proposals
At any meeting of shareholders, only business that is properly brought before the meeting will be conducted. To be properly brought before a meeting of shareholders, business must be specified in the notice of the meeting, brought before the meeting by or at the direction of our board of directors, our chairman of the board or our chief executive officer or properly brought before the meeting by a shareholder.
For business to be properly brought before any meeting of shareholders by a shareholder, the shareholder must have given timely notice thereof in writing to our secretary at our principal place of business. To be timely, a shareholder’s notice must be delivered to or mailed and received by our secretary not later than 100 days prior to the anniversary of the date of the immediately preceding annual meeting which was specified in the initial formal notice of such meeting (but if the date of the forthcoming annual meeting is more than

30 days after such anniversary date, such written notice will also be timely if received by our secretary by the later of 100 days prior to the forthcoming meeting date and the close of business 10 days following the date on which we first make public disclosure of the meeting date).
A shareholder’s notice must set forth, as to each matter the shareholder proposes to bring before the meeting:
•
a brief description of the business desired to be brought before the meeting;

•
the name and address of the shareholder proposing such business;

•
the class and number of shares that are owned beneficially by the shareholder proposing such business;

•
any interest of the shareholder in such business;

•
a description of any agreement, arrangement or understanding (including, without limitation, any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the shareholder’s notice by, or on behalf of, the Shareholder or any of its affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the shareholder or any of its affiliates or associates with respect to common stock; and

•
an undertaking by the shareholder to notify the corporation in writing of any change in the information called for the preceding three bullets as of the record date for such meeting, by notice received by the secretary of the corporation not later than the 10th day following such record date, and thereafter by notice so given and received within two business days of any change in such information, and, in any event, as of the close of business of the day preceding the meeting date.

Shareholder Nomination of Candidates for Elections to Our Board
Our By-Laws provide that nominations of persons for election to our board of directors may be made at any meeting of shareholders by or at the direction of the board of directors or by any shareholder entitled to vote for the election of members of the board of directors at the meeting. For nominations to be made by a shareholder, the shareholder must have given timely notice thereof in writing to our secretary at our principal place of business and any nominee must satisfy the qualifications established by the board of directors from time to time as contained in the proxy statement for our immediately preceding annual meeting or posted on our website. To be timely, a shareholder’s nomination must be delivered to or mailed and received by the secretary not later than (i) in the case of the annual meeting, 100 days prior to the anniversary of the date of the immediately preceding annual meeting which was specified in the initial formal notice of such meeting (but if the date of the forthcoming annual meeting is more than 30 days after such anniversary date, such written notice will also be timely if received by the secretary by the later of 100 days prior to the forthcoming meeting date and the close of business 10 days following the date on which we first make public disclosure of the meeting date) and (ii) in the case of a special meeting, the close of business on the tenth day following the date on which we first make public disclosure of the meeting date.
The notice given by a shareholder must set forth:
•
the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated;

•
a representation that the shareholder is a holder of record, setting forth the shares so held, and intends to appear in person or by proxy as a holder of record at the meeting to nominate the person or persons specified in the notice;

•
a description of any agreement, arrangement or understanding (including, without limitation, any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the shareholder’s notice by, or on behalf of, the shareholder or any of its affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the shareholder or any of its affiliates or associates with respect to common stock;

•
a description of all arrangements or understandings between such shareholder and each nominee proposed by the shareholder and any other person or persons (identifying such person or persons) pursuant to which the nomination or nominations are to be made by the shareholders;

•
such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC;

•
the consent in writing of each nominee to serve as a director if so elected;

•
a description of the qualifications of such nominee to serve as a director; and

•
an undertaking by the shareholder to notify the corporation in writing of any change in the information called for by the second, third and fourth bullets above as of the record date for such meeting, by notice received by the secretary of the corporation not later than the 10th day following such record date, and thereafter by notice so given and received within two business days of any change in such information, and, in any event, as of the close of business of the day preceding the meeting date.

Shareholder Action; Special Meetings of Shareholders
Our Articles of Incorporation provide that shareholder action required or permitted to be taken at any meeting of the shareholders may be taken without a meeting if a written consent setting forth the action so taken is signed by all the holders of our issued and outstanding capital stock entitled to vote thereon. Our By-Laws provide that special meetings of the shareholders can only be called by our board of directors, our president or shareholders holding not less than one-fourth of the outstanding shares of our common stock.
Restrictions on Certain Related Party Business Combination Transactions
Under our Articles of Incorporation, any contract or other transaction between us and (i) any of our directors or (ii) any legal entity (A) in which any of our directors has a material financial interest or is a general partner or (B) of which any of our directors is a director, officer or trustee of such other legal entity (collectively, a “Conflict Transaction”) is only valid if (1) the material facts of such Conflict Transaction and our director’s interest in such were disclosed to or known by our board of directors, any of our committees with authority to act on the Conflict Transaction, or our shareholders entitled to vote on such Conflict Transaction and (2) the Conflict Transaction was properly authorized, approved or ratified by, as applicable:
•
Our board of directors or authorized committee, if it receives the affirmative vote of a majority of the directors who have no interest in the Conflict Transaction; provided, however, that the vote not be of a single director; and

•
Our shareholders, if it receives the vote of a majority of the shares entitled to be counted, in which shares owned or voted under the contract of any director who or legal entity that has an interest in the Conflict Transaction may be counted.

Amendment of Articles and Bylaws
Except as otherwise expressly provided in our Articles of Incorporation, any proposal to amend, alter, change or repeal any provision of our Articles of Incorporation, except as may be provided in the terms of any preferred stock, requires approval by our board of directors and our shareholders. In general, such a proposal would be approved by our shareholders if the votes cast favoring the proposal exceed the votes cast opposing the proposal at a meeting at which a quorum is present.
Our By-Laws may be amended, altered or repealed only by our board of directors by affirmative vote of a majority of the directors who would constitute a full board at the time of such action. On August 21, 2019, our board of directors approved an amendment and restatement of the Articles of Incorporation to also permit our shareholders to amend the By-Laws. The amendment and restatement is subject to shareholder approval and, if approved, will provide that our shareholders may amend the By-Laws by the affirmative vote, at a meeting, of at least a majority of the votes entitled to be cast by the holders of the outstanding shares of all classes of our stock entitled to vote generally in the election of directors, considered as a single voting group. Our board of directors has directed that the amendment and restatement be submitted for approval by our shareholders at the 2020 annual meeting of shareholders.

Indiana Business Corporations Law
As an Indiana corporation, we are governed by the IBCL. Under specified circumstances, the following provisions of the IBCL may delay, prevent or make more difficult unsolicited acquisitions or changes of control of us. These provisions also may have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions which shareholders may otherwise deem to be in their best interest.
Control share acquisitions.   Although Chapter 42 of the IBCL contains certain restrictions on control share acquisitions, our By-Laws provide that Chapter 42 of the IBCL shall not apply to control share acquisitions of shares of our capital stock.
Certain business combinations.   Chapter 43 of the IBCL restricts the ability of a “resident domestic corporation” to engage in any combinations with an “interested shareholder” for five years after the date the interested shareholder became such, unless the combination or the purchase of shares by the interested shareholder on the interested shareholder’s date of acquiring shares is approved by the board of directors of the resident domestic corporation before that date. If the combination was not previously approved, the interested shareholder may effect a combination after the five-year period only if that shareholder receives approval from a majority of the disinterested shares or the offer meets specified fair price criteria. For purposes of the above provisions, “resident domestic corporation” means an Indiana corporation that has 100 or more shareholders. “Interested shareholder” means any person, other than the resident domestic corporation or its subsidiaries, who is (i) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the resident domestic corporation or (ii) an affiliate or associate of the resident domestic corporation, which at any time within the five-year period immediately before the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding shares of the resident domestic corporation. Although under certain circumstances a corporation may opt out of Chapter 43 of the IBCL, our Articles of Incorporation do not exclude us from the restrictions imposed by Chapter 43 of the IBCL.
Directors’ duties and liability.   Under Chapter 35 of the IBCL, directors are required to discharge their duties:
•
in good faith;

•
with the care an ordinarily prudent person in a like position would exercise under similar circumstances; and

•
in a manner the directors reasonably believe to be in the best interests of the corporation.

However, the IBCL also provides that a director is not liable for any action taken as a director, or any failure to act, regardless of the nature of the alleged breach of duty, including alleged breaches of the duty of care, the duty of loyalty and the duty of good faith, unless the director has breached or failed to perform the duties of the director’s office in accordance with the foregoing standard and such action or failure to act constitutes willful misconduct or recklessness. The exculpation from liability under the IBCL does not affect the liability of directors for violations of the federal securities laws.
Consideration of effects on other constituents.   Chapter 35 of the IBCL also provides that a board of directors, in discharging its duties, may consider, in its discretion, both the long-term and short-term best interests of the corporation, taking into account, and weighing as the directors deem appropriate, the effects of an action on the corporation’s shareholders, employees, suppliers and customers and the communities in which offices or other facilities of the corporation are located and any other factors the directors consider pertinent. Directors are not required to consider the effects of a proposed corporate action on any particular corporate constituent group or interest as a dominant or controlling factor. If a determination is made with the approval of a majority of the disinterested directors of the board, that determination is conclusively presumed to be valid unless it can be demonstrated that the determination was not made in good faith after reasonable investigation. Chapter 35 specifically provides that specified judicial decisions in Delaware and other jurisdictions, which might be looked upon for guidance in interpreting Indiana law, including decisions that propose a higher or different degree of scrutiny in response to a proposed acquisition of the corporation, are inconsistent with the proper application of the business judgment rule under that section.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase debt securities, preferred stock or common stock. Such warrants may be issued independently or together with any such underlying warrant securities and may be attached to or separate from such underlying warrant securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.
The applicable prospectus supplement will describe the specific terms of any warrants offered thereby. This information will include some or all of the following:
•
the title or designation of such warrants;

•
the aggregate number of such warrants;

•
the price or prices at which such warrants will be issued;

•
the currency or currencies, including composite currencies or currency units, in which the exercise price of such warrants may be payable;

•
the designation, aggregate principal amount and terms of the underlying warrant securities purchasable upon exercise of such warrants, and the procedures and conditions relating to the exercise of the warrant securities;

•
the price at which the underlying warrant securities purchasable upon exercise of such warrants may be purchased;

•
the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•
whether such warrants will be issued in registered form or bearer form;

•
if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•
if applicable, the designation and terms of the underlying warrant securities with which such warrants are issued and the number of such warrants issued with each such underlying warrant security;

•
if applicable, the currency or currencies, including composite currencies or currency units, in which any principal, premium, if any, or interest on the underlying warrant securities purchasable upon exercise of such warrant will be payable;

•
if applicable, the date on and after which such warrants and the related underlying warrant securities will be separately transferable;

•
information with respect to book-entry procedures, if any;

•
if necessary, a discussion of certain federal income tax considerations; and

•
any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

PLAN OF DISTRIBUTION
We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:
•
directly to one or more purchasers;

•
through agents;

•
to or through underwriters, brokers or dealers;

•
through a combination of any of these methods.

A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, subscriptions, exchangeable securities, forward delivery contracts and the writing of options.
In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:
•
a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•
purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•
ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•
privately negotiated transactions.

We may also enter into hedging transactions. For example, we may:
•
enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the common stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of common stock received from us to close out its short positions;

•
sell securities short and redeliver such shares to close out our short positions;

•
enter into option or other types of transactions that require us to deliver common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the common stock under this prospectus; or

•
loan or pledge the common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.
A prospectus supplement with respect to each offering of securities will state the terms of the offering of the securities, including:
•
the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

•
the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;

•
any delayed delivery arrangements;

•
any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•
any discounts or concessions allowed or reallowed or paid to dealers; and

•
any securities exchange or markets on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:
•
at a fixed price or prices, which may be changed;

•
at market prices prevailing at the time of sale;

•
at prices related to the prevailing market prices; or

•
at negotiated prices.

General
Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement or pricing supplement, as the case may be.
Underwriters and Agents
If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. We may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be mentioned in the applicable prospectus supplement or pricing supplement, as the case may be.
Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.
We may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement or pricing supplement, as the case may be will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.
In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.
Dealers
We may sell the offered securities to dealers as principals. We may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales.
Direct Sales
We may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.
Institutional Purchasers
We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or pricing supplement, as the case may be will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.
We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.
Indemnification; Other Relationships
We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.
Market-Making, Stabilization and Other Transactions
There is currently no market for any of the offered securities, other than the common stock which is listed on the New York Stock Exchange. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of the debt securities, preferred stock or warrants on any securities exchange or on the National Association of Securities Dealers, Inc. automated quotation system; any such listing with respect to any particular debt securities, preferred stock or warrants will be described in the applicable prospectus supplement or pricing supplement, as the case may be.
In connection with any offering of common stock, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of common stock in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of shares made in an amount up to the number of shares represented by the underwriters’ over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of the common stock in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of shares in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares of common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.
In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.
Fees and Commissions
In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement or pricing supplement, as the case may be; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

LEGAL MATTERS
Unless otherwise specified in a prospectus supplement accompanying this prospectus, Skadden, Arps, Slate, Meagher & Flom LLP, Chicago, Illinois and Ice Miller LLP, Indianapolis, Indiana will provide opinions regarding the authorization and validity of the securities. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel which we will name in the applicable prospectus supplement.

EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to our Annual Report on Form 10-K for the year ended September 30, 2018 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The consolidated financial statements of Milacron Holdings Corp. appearing in Milacron Holdings Corp.’s Current Report (Form 8-K) dated September 6, 2019 for the year ended December 31, 2018 (including the schedule appearing therein), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

$350,000,000
3.7500% Senior Notes due 2031
Prospectus Supplement
Joint Book-Running Managers:
HSBC	J.P. Morgan	COMMERZBANK
Co-Managers:
BMO Capital Markets	Citizens Capital Markets	Wells Fargo Securities
PNC Capital Markets LLC
SMBC Nikko			US Bancorp
Fifth Third Securities			Truist Securities
Barrington Research	CJS Securities	D.A. Davidson & Co.	DZ Financial Markets LLC	Santander	SEB	Sidoti & Company, LLC
February 24, 2021.